UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

WINNING EDGE INTERNATIONAL, INC.

(Name of Registrant as Specified In its Charter)

Payment of Filing Fee (Check the appropriate box):

[  ]

No fee required

[ X]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:     Common Stock

(2)  Aggregate number of Securities to which transaction applies:   34,129,823 (post reverse split shares)

(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

(set forth the amount on which the filing fee is calculated and state how it was determined):  $0.36 per share-based on current market price of $0.012 per share multiplied by reverse split number of 30.

(4)  Proposed maximum aggregate value of transaction:  $12,286,736

(5)  Total fee paid:   $2,457.35

[  ]  Fee paid previously with preliminary materials.

[  ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number of the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

WINNING EDGE INTERNATIONAL, INC.
5052 South Jones Boulevard
Las Vegas, Nevada 89118

INFORMATION STATEMENT

This Information Statement (this “Information Statement”) is being furnished to all holders of shares of common stock, par value $0.0001 per share and Series A Convertible Preferred Stock, par value $0.0001 per share, of record at the close of business on March 6, 2007 (collectively, the “Shareholders”) of Winning Edge International, Inc., a Delaware corporation (the “Company”), with respect to certain corporate actions of the Company. This Information Statement is first being provided to the Shareholders on or about March __, 2007.

The corporate actions involve three (3) proposals (collectively, the “Proposals”) providing for the following:

1. To approve the adoption of a reverse stock split of the Company’s common stock in a ratio of one (1) new share for every thirty (30) existing shares of common stock outstanding.  There will be no change to the authorized shares of common stock of the Company and any fractional shares will be rounded up.  This reverse split will also affect the conversion ratio of the Series A Convertible Preferred Stock.

2. To approve the election of directors to serve on the board of directors until the next annual meeting and until their successors are duly elected and qualified.

3. To approve entering into an agreement and plan of merger with ProGames Network, Inc. resulting in ProGames Network, Inc. being acquired by the Company through the issuance of shares of the Company’s common stock.

THE BOARD OF DIRECTORS HAS APPROVED, AND HOLDERS OF NOT LESS THAN A MAJORITY OF THE SHARES OF COMMON STOCK (NOT LESS THAN 124,849,845 SHARES) AND THE SERIES A PREFERRED STOCK (NOT LESS THAN 462,222 SHARES) OF RECORD AT THE CLOSE OF BUSINESS ON MARCH 6, 2007 (THE “RECORD DATE”) HAVE CONSENTED IN WRITING TO THE PROPOSALS, INCLUDING A PRINCIPAL SHAREHOLDER WHO HOLDS SHARES WITH VOTES WHICH REPRESENT IN EXCESS OF FIFTY PERCENT (50%) OF THE COMPANY’S TOTAL VOTING INTEREST  ENTITLED TO VOTE ON THE PROPOSALS. THESE ACTIONS ARE EXPECTED TO BE TAKEN NOT LESS THAN TWENTY (20) DAYS FROM THE MAILING OF THIS INFORMATION STATEMENT, OR AS SOON THEREAFTER AS PRACTICABLE.

BY ORDER OF THE BOARD OF DIRECTORS

/s/

____________________________________

Wayne Allyn Root, Chief Executive Officer

Las Vegas, Nevada
March ___, 2007

TABLE OF CONTENTS

Page No.
ABOUT THE INFORMATION STATEMENT…………………………………………………………...............	1
What Is the Purpose of the Information Statement?...........................................................................................	1
Who Is Entitled to Notice?.......................................................................................................................................	1
What Corporate Matters Will the Principal Shareholder Vote for and How Will He Vote?...........................	1
What Are the Recommendations of the Board of Directors?.............................................................................	2
What Vote Is Required to Approve Each Proposal?...........................................................................................	2
Will Shareholders Receive Dissenters’ Rights………………………………………………………...…...........	2
INFORMATION ON THE CONSENTING SHAREHOLDER…………………………………...….….................	3
PRINCIPAL SHAREHOLDERS………………………………………………………………….……….................	3
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS…………………………….…….…...........	4
PROPOSALS BY SECURITY HOLDERS……………………………………………………….…….….................	5
DIRECTORS AND EXECUTIVE OFFICERS……………………………………………………….…...................	5
Director Compensation……………………………………………………………………………….…................	7
Committees…………………………………………………………………………………………….….................	7
Audit Committee…………………………………………………………………………………….……................	7
Compensation Committee……………………………..…………………………………………….…..................	7
Section 16(a) Beneficial Ownership Reporting Compliance………………………………………….…...........	7
Code of Ethics………………………………………………………………………………………….…................	8
EXECUTIVE COMPENSATION………………………………………………………………………....................	8
SELECTED FINANCIAL DATE OF THE COMPANY……………………………………………...…................	9
MARKET PRICE OF THE COMPANY’S COMMON STOCK…………………………………….….................	9
BUSINESS OF THE COMPANY………………………………………………………………………....................	10
The Gaming and Sports Handicapping Market…………………………………………………………..............	10
Our Business Model……………………………………………………………………………………..................	10
Employees………………………………………………………………………………………………....................	10
Customers……………………………………………………………………………………………….....................	11
Description of Property…………………………………………………………………………………................	11
DESCRIPTION OF CAPITAL STOCK…………………………………………………………………...................	11
General…………………………………………………………………………………………………......................	11
Common Stock………………………………………………………………………………………….....................	11
Preferred Stock…………………………………………………………………………………………...................	11
Options………………………………………………………………………………………………….....................	12
Warrants…………………………………………………………………………………………………...................	13
Dividends………………………………………………………………………………………………….................	14
Transfer Agent and Registrar…………………………………………………………………………….............	14
INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON.................	14
PROPOSAL 1 – RECAPITALZATION OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK THROUGH A REVERSE SPLIT……………………………………………..................…….....................	15
Purpose of the Reverse Split…………………………………………………………………………...................	15
Effect of Reverse Stock Split……………………………………………………………………………................	15
Exchange of Stock Certificates…………………………………………………………………………..................	15
Recommendation of the Board of Directors……………………………………………………………...............	15
No Voting of Shareholders Required……………………………………………………………………...............	16
PROPOSAL 2 – ELECTION OF DIRECTORS…………………………………………………………..................	16
Purpose of Electing New Directors………………………………………………………………………..............	16
Nominees to the Board of Directors…………………………………………………………………….................	16
Recommendation of the Board of Directors……………………………………………………………...............	17
No Voting of Shareholders Required…………………………………………………………………….............	17
PROPOSAL 3 – APPROVAL OF ACQUISITION OF PROGAMES…………………………………..................	18
Purpose of Acquiring ProGames Network, Inc…………………………………………………………...............	18
Description of the Acquisition……………………………………………………………………….......…..........	18
Effective Date…………………………………………………………………………………………….................	19
Condition to the Acquisition……………………………………………………………………………...............	19
Representations and Warranties…………………………………………………………………………..............	20
Expenses…………………………………………………………………………………………………..................	20
Accounting Treatment……………………………………………………………………………………...............	20
Regulatory Approval……………………………………………………………………………………..................	20
Termination……………………………………………………………………………………………….................	20
ProGames Reasons for the Acquisition…………………………………………………………………............	20
Interest of Certain Persons in the Acquisition……………………………………………………………..........	21
Tax Aspects of the Acquisition…………………………………………………………………………...............	21
Restricted Nature of Securities…………………………………………………………………………................	21
No Dividends……………………………………………………………………………………………...................	21
Change of Control………………………………………………………………………………………..................	21
No Opinion, Appraisals or Valuations…………………………………………………………………................	22
Special Note Regarding Forward-Looking Statements………………………………………………….............	22
Business of ProGames…………………………………………………………………………………...................	23
Recommendation of the Board of Directors……………………………………………………………................	23
No Voting of Shareholders Required……………………………………………………………………...............	23
ADDITIONAL INFORMATION…………………………………………………………………………...............	23
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS……………...................	23
APPENDIX A-Financial Information…………………………………………………………………….................	A-1

WINNING EDGE INTERNATIONAL, INC.

5052 South Jones Boulevard

Las Vegas, Nevada 89118

___________________

INFORMATION STATEMENT

___________________

This Information Statement (this “Information Statement”) contains information related to certain corporate actions of Winning Edge International, Inc., a Delaware corporation (the “Company”), and is expected to be mailed on or about March __, 2007 to all holders of the voting capital stock of the Company, which includes all holders of common stock, par value $0.0001 per share (“Common Stock”), and all holders of Series A Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred”), of record at the close of business on March 6, 2007 (collectively, the “Shareholders”).

ABOUT THE INFORMATION STATEMENT

What Is the Purpose of the Information Statement?

This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, to notify the Shareholders, as of the close of business on March 6, 2007 (the “Record Date”), of the corporate actions expected to be taken pursuant to the written consent of a principal shareholder. Specifically, a holder of our Common Stock and Series A Preferred entitled to cast 52.39% of the votes on all matters submitted to the shareholders for approval has consented in writing to the corporate actions outlined in this Information Statement, which actions are expected to take place on or before April 30, 2007, consisting of: (i) a recapitalization of the issued and outstanding shares of common stock which will result in the outstanding shares of the Corporation being reduced from 124,849,845 to 4,161,662 through a reverse split of the issued and outstanding common stock on a one (1) for thirty (30) basis, (ii) the election of new directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified, and (iii) the approval of a plan and agreement of merger in which the Company will acquire ProGames Network, Inc., (collectively, the “Proposals” and, each, a “Proposal”). Accordingly, all actions described in the Proposals are expected to  be taken on or about April 30, 2007.

Who Is Entitled to Notice?

All holders of shares of Common Stock and Series A Preferred of record on the close of business on the Record Date will be entitled to notice of each action to be taken pursuant to the written consent of a certain principal shareholder. Specifically, a shareholder has consented in writing to the Proposals. Under Delaware corporate law and the Company’s governing documents, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than fifty percent (50%) of the holders of voting stock in lieu of a meeting of the shareholders. Because the shareholder is entitled to cast a number of shares equal to 52.39% of the total voting stock of the Company, no action by the other shareholders in connection with the Proposals set forth herein is required.

What Corporate Matters Has the Principal Shareholder Voted on and How Did He Vote?

The shareholder who holds 52.39% of the total voting capital stock of the Company holds a majority of the total voting capital stock required to vote on each matter. Such principal shareholder has consented in writing to the following Proposals:

•

For the adoption of a reverse stock split of the Company’s common stock in a ratio of one (1) new share for every thirty (30) existing shares of common stock outstanding.  There will be no change to the authorized shares of common stock of the Company and any fractional shares will be rounded up (see page 15 herein);

•

For the election of directors to serve on the board of directors until the next annual meeting and until the successors are duly elected and qualified (see page 16 herein); and

•

For entering into an agreement and plan of merger with ProGames Network, Inc. resulting in ProGames Network, Inc. being acquired by the Company through the issuance of shares of the Company’s common stock (see page 18 herein).

What Was the Recommendations of the Board Of Directors?

The Board of Directors unanimously recommended that shareholders vote as follows:

•

For the adoption of a reverse stock split of the Company’s common stock in a ratio of one (1) new share for every thirty (30) existing shares of common stock outstanding.  There will be no change to the authorized shares of common stock of the Company and any fractional shares will be rounded up (see page __ herein);

•

For the election of directors to serve on the board of directors until the next annual meeting and until the successors are duly elected and qualified (see page __ herein);  and

•

For entering into an agreement and plan of merger with ProGames Network, Inc. resulting in ProGames Network, Inc. being acquired by the Company through the issuance of shares of the Company’s common stock (see page __ herein).

What Vote Was Required to Approve Each Proposal?

Each share of Common Stock is entitled to one (1) vote, and each Series A Preferred share is entitled to that number of votes equal to two hundred fifty (250) shares of Common Stock for voting purposes.

As of the Record Date, we had 124,849,845 shares of Common Stock and 462,222 shares of Series A Preferred issued and outstanding. Therefore, a majority of the 240,275,345 total voting shares of capital stock of the Company (which such figure includes 124,849,845 shares of Common Stock outstanding as of the Record Date plus 115,555,500 shares which are entitled to be voted in connection with the ownership of Series A Preferred shares) in favor of the action is required to pass the shareholder resolution for this action.

Reverse Stock Split. For the Proposal to adopt a reverse stock split of the issued and outstanding shares of, a vote of a majority of the voting capital stock was required for approval of the Proposal. As a result, the written consent to approve this Proposal by a certain principal shareholder (which vote is equal to 52.39% of the total voting capital stock of the Company), was sufficient to approve the Proposal.

Election of Directors. For the approval to elect directors for the upcoming year, a vote of a plurality of the votes cast was required for approval of the Proposal. As a result, and because cumulative voting for directors is not permitted, the written consent to approve this Proposal by a certain principal shareholder (which vote is equal to 52.39% of the total voting capital stock of the Company), was sufficient to approve the Proposal.

Acquisition of ProGames Network, Inc.  For the approval to acquire ProGames Network, Inc., the affirmative vote of a majority of the shares of outstanding voting stock on the Record Date, was required for approval. As a result, the written consent to approve this proposal by a certain principal shareholder (which vote is equal to 52.39% of the total voting capital stock of the Company), was sufficient to approve the Proposal.

Will Shareholders Receive Dissenters’ Rights?

Under Delaware law, Shareholders are not entitled and will not receive dissenters or appraisal rights under the terms of the Proposals set forth herein.

INFORMATION ON THE CONSENTING SHAREHOLDER

A shareholder who holds shares of Common Stock and shares of Series A Preferred has consented in writing to the Proposals, and the number of shares of Common Stock and Series A Preferred within his voting control as of the Record Date is listed below. The following principal shareholder holds 52.39% of the shares of voting capital stock and accordingly, has sufficient shares to approve the Proposal:

Name and Address	Number of Common Shares Entitled to Vote		Number of Series A Preferred Shares Held		Number of Series A Preferred Shares Entitled to Vote		Total Number of Shares of Capital Stock Entitled to Vote	Percentage of Total Voting Capital Stock(1)

Wayne Allyn Root 5052 South Jones Boulevard Las Vegas, Nevada 89118	10,313,928	(2)	462,222	(3)	115,555,500	(3)	125,869,426	52.39%

——————

(1)

Applicable percentage of total voting stock is based on 124,849,845 shares of Common Stock issued and outstanding on March 6, 2007, of which 10,313,928 shares are directly held by Mr. Root, plus 115,555,500 shares Mr. Root is entitled to vote in connection with his ownership of 462,222 shares of Series A Preferred in accordance with the terms of that certain Certificate of Designation as filed with the Secretary of State of the State of Delaware on August 3, 2006.

(2)

Does not include 666,667 shares issuable to Mr. Root which will vest on or before July 31, 2007.

(3)

Holders of Series A Preferred shall vote together with holders of common stock and not as a separate class, and each share of Series A Preferred shall be entitled to cast a number of votes equal to two hundred fifty (250) shares of common stock for voting purposes.

PRINCIPAL SHAREHOLDERS

The table below sets forth information with respect to the beneficial ownership of our Common Stock and Series A Preferred as of March 6, 2007 for (a) any person who we know is the beneficial owner of more than five percent (5%) of our outstanding Common Stock and Series A Preferred, (b) each of our Directors and executive officers and (c) all of our Directors and officers as a group. Other than the persons identified below, to our knowledge, no person beneficially owned more than five percent (5%) of each of the Company’s Common Stock and Series A Preferred. There are no other classes or series of capital stock outstanding. As of March 6, 2007, the Company had 124,849,845 shares of Common Stock and 462,222 shares of Series A Preferred issued and outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Title of Class	Name and Address of Beneficial Owner	Amount of Direct Ownership		Amount of Beneficial Ownership		Percentage of Class (1)
Common	Wayne Allyn Root 5052 South Jones Boulevard Las Vegas, Nevada 89118	10,313,928		14,936,148	(2)	11.96%
Common	Douglas R. Miller 5052 South Jones Boulevard Las Vegas, Nevada 89118	1,611,568		4,692,370	(3)	3.76%
Common	Jeff Johnson 5052 South Jones Boulevard Las Vegas, Nevada 89118	—		—		0%
Common	Robert L. Seale 5052 South Jones Boulevard Las Vegas, Nevada 89118	20,000		20,000		*
Common	Roger Aspey-Kent 5052 South Jones Boulevard Las Vegas, Nevada 89118	345,000	(4)	703,000	(4)	*
Common	Roger L. Harrison 5052 South Jones Boulevard Las Vegas, Nevada 89118	20,000		20,000		*
Common	All Officers and Directors as a Group (Six Persons)	12,235,496		20,371,518	(5)	16.32%
Series A Preferred	Wayne Allyn Root 5052 South Jones Boulevard Las Vegas, Nevada 89118	462,222		462,222		100%
Series A Preferred	Douglas R. Miller 5052 South Jones Boulevard Las Vegas, Nevada 89118	—		—		0%
Series A Preferred	Jeff Johnson 5052 South Jones Boulevard Las Vegas, Nevada 89118	—		—		0%
Series A Preferred	Robert L. Seale 5052 South Jones Boulevard Las Vegas, Nevada 89118	—		—		0%
Series A Preferred	Roger Aspey-Kent 5052 South Jones Boulevard Las Vegas, Nevada 89118	—		—		0%
Series A Preferred	Roger L. Harrison 5052 South Jones Boulevard Las Vegas, Nevada 89118	—		—		0%
Series A Preferred	All Officers and Directors as a Group (Six Persons)	462,222		462,222		100%

* Less than one percent (1%).

(1)

Applicable percentages of beneficial ownership are based on 124,849,845 shares of Common Stock and 462,222 shares of Series A Preferred outstanding on March 6, 2007 for each shareholder. Each Series A Preferred share shall be convertible into ten (10) shares of Common Stock in accordance with that certain Certificate of Designation of Series A Preferred Stock as filed with the Secretary of the State of the State of Delaware on August 3, 2006. Beneficial ownership is determined in accordance within the rules of the SEC and generally includes voting of investment power with respect to the securities. Shares subject to securities exercisable or convertible into shares of Common Stock that are currently exercisable or exercisable within sixty (60) days of March 6, 2007 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)

Includes 10,313,928 shares of common stock directly held by Mr. Root and 462,222 shares of Series A Preferred which are convertible into 4,622,220 shares of common stock in accordance with that Certain Certificate of Designation as filed with the SEC on August 3, 2006. Does not include 666,667 shares which will vest on July 31, 2007.

(3)

Includes 1,536,568 shares held directly by Mr. Miller; and 3,155,802 shares held in the name of the Kerlee Intervivos Trust of which Mr. Miller is a beneficiary. .

(4)

Includes 345,000 shares held directly by Roger Aspey-Kent and 358,000 shares underlying currently exercisable warrants.

(5)

Includes 15,749,298 shares of Common Stock and 462,222 shares of Series A Preferred which are convertible into 4,622,220 shares of common stock in accordance with that Certain Certificate of Designation as filed with the SEC on August 3, 2006. Does not include 666,667 shares which will vest on July 31, 2007.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested the Company to include any additional proposals in this Information Statement.

DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is certain information concerning our executive officers and directors, including their age as of March 6, 2007. Our directors serve for a term of two (2) years or until their successors are elected and qualified. Our officers serve at the discretion of our Board of Directors. There are no family relationships among our directors and officers.

Name	Age	Title

Wayne Allyn Root	46	Chairman of the Board and Chief Executive Officer
Douglas R. Miller	61	President, Chief Operating Officer, Secretary and Director
Jeff Johnson	49	Chief Financial Officer
Robert L. Seale	66	Director, Audit Committee (Chair) and Compensation Committee
Roger Aspey-Kent	64	Director, Audit Committee
Roger L. Harrison	64	Director, Compensation Committee

Wayne Allyn Root has served as our Chief Executive Officer and Chairman of our Board of Directors since our reorganization in July 2001. From 1999 to 2001, Mr. Root served as Chairman and Chief Executive Officer of our subsidiary, Global Sports Edge, Inc. From 1990 to 1999, Mr. Root served as a sports handicapper for National Sports Service. Mr. Root earned his B.A. from Columbia University. Mr. Root does not hold a directorship in any other public company.

Douglas R. Miller has served as our President, Chief Operating Officer, Secretary and a director since our reorganization in July 2001. Mr. Miller has also served as our Chief Financial Officer from November 2001 to April 2003. From 1999 to 2001, Mr. Miller served as President of our subsidiary, Global Sports Edge, Inc. From 1998 to 1999, Mr. Miller was the Chief Financial Officer of Body Code International, an apparel manufacturer. Mr. Miller holds a B.A. degree in economics from the University of Nebraska and an MBA degree from Stanford University. Mr. Miller is a director of Players Network (OTCBB: PNTV).

Jeff Johnson has served as Chief Financial Officer of the Company since May 2003. From 1995 to 2002 Mr. Johnson was the Chief Financial Officer for KNPR Radio. Mr. Johnson was the Chief Financial Officer for Display Ad for three (3) years and prior to that Mr. Johnson was with the national public accounting firms of Laventhal & Horwath and Coopers and Lybrand. Mr. Johnson does not hold a directorship in any public company.

Roger Aspey-Kent has been a member of the Board of Directors since January 1, 2004. He is currently an executive director of a property development company based in Cyprus and also a non-executive director of a technology systems company based in London. He is an executive partner of Falcon Capital which is in the venture capital business operating in various locations throughout Europe. From 1985 until 1990, he worked in general management of Credit Commercial de France, in London. From 1980 until 1985 he worked as a senior associate director of Societe Generale, Merchant Banking. While at Societe Generale he served as senior corporate finance advisor for equity strategy and he was responsible for corporate syndications in London and Southeast Asia and for aerospace business development in Asia. From 1963 until 1967 he worked as a corporate finance executive at Lazard Brothers & Co. Ltd in London where he was responsible for corporate finance activity in developing markets. Mr. Aspey-Kent currently serves as a director of EIG Technology Ltd and Marrakesh Properties Ltd.

Robert L. Seale has been a member of the Board of Directors since January 1, 2004. Currently, Mr. Seale is a principal with GIF Services, Inc., a Manager of Managers program managing the portfolios of state and local governments. From January 1999 until December 2002, Mr. Seale served as Managing Director of Gabelli Fixed Income, LLC where he was responsible for managing the $2 billion portfolio under management as a senior executive. From 1991 until 1999, he served as the Nevada State Treasurer where he was responsible for investing the State’s $2.1 billion portfolio, managing the $28 billion cash flow, and debt issuance. From 1981 until 1990, he was the Managing Partner for Pangborn & Co. CPA’s in Reno, Nevada. He graduated with a B.S. in Accountancy from California State Polytechnic University in 1964.

Roger L. Harrison has been a member of the Board of Directors since January 15, 2004. Since the early 1980’s Mr. Harrison has been involved in creating, producing and directing films. Since 1999 he has been working on twenty-three (23) projects, including: Cousins (Jerry Lee Lewis, Mickey Gilley, Jimmy Swaggart biopic); The Las Vegas Showgirls Meet the Furry Hamsters from Hell (a Mel Brooks-type spoof); and a documentary on capitalism and the republic form of democracy called “The Perfect Incubator.”  Prior to his involvement with films, Mr. Harrison worked for approximately fourteen (14) years in the securities industry as an account executive with seven (7) years at Merrill Lynch, three (3) years as Regional Manager with E.F. Hutton & Co., and four (4) years with A.G. Edwards. His first film project was The Chosen which he produced during 1981-1983. The Chosen was the winner of the Christopher Award; best film and best actor (Rod Steiger) at the Montreal Film Festival; and the New York Film Critics, best screenplay and best director awards.

Our Board of Directors held four (4) meetings during the fiscal year ended July 31, 2006. Each Director attended at least seventy-five percent (75%) of the aggregate number of meetings held by the Board of Directors during the time each such Director was a member of the Board.

Director Compensation

Commencing in 2006, our non-employee Directors receive $8,000 per year and 500,000 options to purchase shares of common stock at $0.02 per share.  The options expire after three years.  The $8,000 in fees may be paid in cash or with restricted shares of common stock at the discretion of the Company. We also reimburse our directors for out-of-pocket expenses incurred to attend meetings of the board.

Our executive officers hold office until the next annual meeting of Directors. There are no known arrangements or understandings between any director or executive officer and any other person pursuant to which any of the above-named executive officers or Directors was selected as an officer or Director except for Wayne Allen Root’s and Douglas Miller’s employment agreements which stipulate they will be nominated as directors of the Company.

Committees

We have two (2) standing committees: the Audit Committee and the Compensation Committee.

Audit Committee

Our current Audit Committee was formed during February 2004. It attends and reports to our Board of Directors with respect to matters regarding our independent registered public accounting firm, including, without limitation: annual review of their charter; approving the firm to be engaged as our independent registered public accounting firm for the next fiscal year; reviewing with our independent registered public accounting firm the scope and results of their audit and any related management letter; consulting with our independent registered public accounting firm and our management with regard to our accounting methods and adequacy of our internal accounting controls; approving the professional services rendered by our independent registered public accounting firm; reviewing the independence, management consulting services and fees of our independent registered public accounting firm; inquiring about significant risks or exposures and methods to minimize such risk; ensuring effective use of audit resources; and preparing and supervising the U.S. Securities and Exchange Commission reporting requirements. Our Audit Committee currently consists of Robert L. Seale (Chair) and Roger Aspey-Kent. Mr. Aspey-Ken has indicated he will be resigning pending the closing of the acquisition of ProGames Network, Inc.  It is anticipated that a new director will assume his position on the audit committee.  Mr. Seale has agreed to remain on the Audit Committee subsequent to the closing of the ProGames acquisition.

Compensation Committee

Our Compensation Committee was formed during February 2004 to attend to and report to our Board of Directors with respect to the appropriate compensation of our directors and executive officers and is responsible for administering all of our employee benefit plans. The Compensation Committee currently consists of Roger L. Harrison (Chair) and Robert L. Seale.  Mr. Harrison will be resigning and a new director will take his place on the compensation committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on a review of Forms 3 and 4 and amendments thereto furnished to us during our most recent fiscal year, and Forms 5 and amendments thereto furnished to us with respect to our most recent fiscal year and certain representations, no persons who were either a director, officer, or beneficial owner of more than ten percent (10%) of our common stock, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year, except that Wayne Allyn Root and Douglas R. Miller filed Form 4’s late reporting the vesting of restricted shares and options which had previously been issued in accordance with their respective employment agreements.

Code of Ethics

The Board of Directors adopted a Code of Ethics in October 2004, which applies to all of the Company’s Executive Officers, Directors and employees. A copy of the Code of Ethics is attached to our Annual Report on Form 10-KSB for the year ended July 31, 2004.

EXECUTIVE COMPENSATION

The following table sets forth information regarding the executive compensation for the Company’s Chief Executive Officer and President during the fiscal years ended July 31, 2006, July 31, 2005 and July 31, 2004 and each other officer(s) who had total annual salary and bonus in excess of $100,000 during such years.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Annual Compensation				Long Term Compensation Awards
		Salary	Bonus	Other Amount Compensation(1)		Securities Underlying Options (Number of Shares)	All Other Compensation

Wayne Allyn Root; Chairman & Chief Executive Officer	2006	$175,000	$325,443	—		—	—
	2005	$175,000	—	$388,271	(2)	—	—
	2004	$175,000	—	$334,994		4,000,000	—

Douglas R. Miller; President	2006	$195,000	—	—		—	—
	2005	$195,000	—	—		—	—
	2004	$175,000	—	—		1,500,000	—

Hollis Barnhart; Vice	2006	$150,000	$58,763
President – Sales	2005	$150,000	43,677	—		—	—
	2004	$150,000	58,395	—		—	—

Jeff Johnson; Chief Financial Officer	2006	$135,000	—	—		—	—
	2005	$108,000	—	—		—	—

——————

(1)

These payments are commissions paid on handicapping selections.

(2)

Payments to Mr. Root in 2005 includes $54,311 earned but not paid from handicapping fees.  These fees were paid in 2006.

SELECTED FINANCIAL DATA OF THE COMPANY

The year and quarterly end financial data included in the table has been selected by the Company and has been derived from the Company’s financial statements included in the Company’s Annual Report on Form 10KSB for its fiscal year ended July 31, 2006, and Quarterly Report on Form 10QSB for the quarters ended October 31, 2006 and January 31, 2007.  All financial information for the fiscal years ended July 31, 2006 and 2005 have been audited by Moore Stevens, certified public accountants.  The quarterly information for  January 31, 2007, is unaudited.

	Quarter Ended January 31, 2007	Year Ended July 31, 2006
Statement of Operations Data:
Revenues	$ 2,664,740	$ 5,600,000
Operating Expenses	$ 2,286,477	$ 6,385,519
Net Income (Loss)	$ 310,049	$ (1,204,726)
Net Income (Loss) Per common Share	$ 0.01	$ (0.01)
Weighted Average Shares Outstanding	124,632,714	105,807610
	January 31, 2007	July 31, 2006
Balance Sheet Data:
Current Assets	$ 860,927	$ 642,459
Current Liabilities	$ 2,183,466	$ 1,775,126
Work Capital(Deficit)	$ (1,322,539)	$ (1,132,667)
Property & Equipment (net)	$ 39,101	$ 32,888
Total Assets	$ 942,966	$ 832,216
Current Liabilities	$ 2,183,466	$ 1,775,126
Long Term Liabilities	$ 18,201	$ 113,292
Shareholders’ Equity (Deficit)	$ (1,258,701)	$ (1,056,202)

MARKET PRICE OF THE COMPANY’S COMMON STOCK

Our common stock has traded on the Over-The-Counter (“OTC”) Bulletin Board under the symbol “WNED” since September 20, 2006. Prior, the company traded under the symbol AGWNI@ since September 6, 2002.  The table below sets forth for the periods indicated the high and low bid prices per share of our Common Stock, as reported by the OTC Bulletin Board. Quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

	HIGH	LOW
Fiscal Year Ended July 31, 2007 Second Quarter First Quarter Fiscal Year ended July 31, 2006	$ .04 $ .05	$ .01 $ .02
Fourth Quarter	$ .05	$ .02
Third Quarter	$ .05	$ .03
Second Quarter	$ .06	$ .03
First Quarter	$ .05	$ .04
Fiscal Year ended July 31, 2005
Fourth Quarter	$ .05	$ .04
Third Quarter	$ .08	$ .04
Second Quarter	$ .11	$ .05
First Quarter	$ .16	$ .09

We consider our common stock to be thinly traded and any reported sale prices may not be a true market-based valuation of our common stock. On March 19, 2007, the closing price of our common stock, as reported on the Over-The-Counter Bulletin Board, was $0.012.

We have not paid any cash dividends since our inception and do not contemplate paying dividends in the foreseeable future. It is anticipated that earnings, if any, will be retained for the operation of our business.

BUSINESS OF THE COMPANY

We were originally incorporated in Nevada in 1986.  We reincorporated in Massachusetts in 1987 and reincorporated in Delaware in 1996.  In July 2001, we acquired our sports handicapping business, which we operate through our wholly-owned subsidiary, Global SportsEDGE, Inc., a Delaware corporation.

Effective August 22, 2002, we changed our name to GWIN, Inc. in order to avoid both consumer confusion and litigation with another Delaware company with a similar name.  The Board of Directors also approved a change in our fiscal year from a calendar year to one beginning August 1 and ending July 31 effective July 31, 2002.

Effective September 21, 2006, the Company changed its name to Winning Edge International, Inc. to better reflect the brand associated with our nationally aired television and radio programming now in its sixth year called “The Winning EDGE” or “Wayne Allyn Root’s Winning EDGE™.”

The Company is engaged in a highly seasonal business, with the majority of handicapping and media advertising sales related to the football and basketball season.  Due to this seasonality, quarterly results may vary materially between the football and basketball seasons (concentrated in the first and second fiscal quarters) and the remainder of the year (the third and fourth fiscal quarters).

The Gaming and Sports Handicapping Market

Our advice services are intended for entertainment purposes only to assist fans of the games and teams we cover in analyzing the prospects of their favored teams throughout the season, and for sports bettors in and traveling to Nevada or non-U.S. citizens living abroad who wish to use our analysis in determining their wagers on specific teams and/or games.

We believe that there is a market for our sports handicapping information and analysis wherever there are fans and wherever there is a market for sports wagering and that the size of the market for our sports handicapping information and analysis is related to the market for sports viewing and wagering.  In the United States, wagering on sporting events, other than pari-mutuel betting, is currently legal only in the State of Nevada. According to a 1999 report by the National Gambling Impact Study Commission, sports wagering reached $2.3 billion in Nevada’s sports books in 1998.  Estimates of the scope of other sports betting in the United States range from $80 billion to $380 billion annually.  We believe that the proliferation of cable and satellite television, which has increased the viewing access to sporting events worldwide, has increased viewers’ interest in watching and wagering on sports.

Our Business Model

Our business model provides for multiple revenue streams.  We generate revenues from the direct sale of our handicapping advice both in our sales room and on the Internet, and from selling advertising “sponsorship” time on our various media properties including our television program, our radio program, and our Internet web sites, www.winningedge.com, and www.ewinners.com. The primary revenue stream is centered around the handicappers featured on the Company’s television and radio shows, both called “Wayne Allyn Root’s Winning EDGE™” (“WinningEDGE”).  The show is anchored by Mr. Wayne Allyn Root, our Chairman and Chief Executive Officer.  Mr. Root has been employed in the handicapping industry for the past 20 years. Prior to founding the Company, Mr. Root was a leading revenue generator for National Sports Service, a competitor of our Company and an industry leader. Joining Mr. Root on the show are others in the sports handicapping field, including Mr. Alec McMordie who has won 31 handicapping championships, Ron Meyer, former AFC Coach of the Year, Chip Chirimbes and host Chet Coppock, an Emmy award winning sportscaster based in Chicago. The celebrity of our handicappers combined with a national television, radio, and Internet media platform allows us to attract account representatives to our Company. These account representatives are then able to convert incoming telephone leads into completed sales.

Employees

We have 12 full-time employees, including one of our four handicappers.  We also have three handicappers under sports personality agreements. The fourth handicapper, Mr. Root, is a full-time employee and serves as the Chief Executive Officer of the Company.  Upon closing of the acquisition of ProGames, Martin Gray will become the new CEO of the Company.  Mr. Root will continue with the Company as vice chairman, CEO of the sports handicapping division and serve on the board of directors.  In addition, we have approximately 40 commission-based telemarketing sales representatives in our Las Vegas sales office during the peak football and basketball seasons.  Our employees are not represented by any collective bargaining agreement and we have never had a work stoppage.

Customers

     None of our customers comprises a significant portion of our revenues.

Description of Property

We currently lease approximately 7,536 square feet of office space for our corporate headquarters and sales office in Las Vegas, Nevada, under a lease that expires on January 22, 2010. Our lease for our Las Vegas facility requires monthly base rental payments of $14,661.

DESCRIPTION OF CAPITAL STOCK

General

The current authorized capital stock of our Company consists of Seven Hundred Fifty Million (750,000,000) shares of common stock, par value $0.0001 per share and Five Million (5,000,000) shares of preferred stock, par value $0.0001 per share. The following description is a summary of the capital stock of our Company and contains the material terms of our capital stock. Additional information can be found in our Certificate of Incorporation (as amended) and our By-laws.

Common Stock

The Company is authorized to issue Seven Hundred Fifty Million (750,000,000) shares of Common Stock, par value $0.0001 per share.

All shares have equal voting rights and are not assessable. Voting rights are not cumulative, and, therefore, the holders of more than fifty percent (50%) of our Common Stock could, if they chose to do so, elect all the Directors.

Upon liquidation, dissolution or winding up of the Company, our assets, after the payment of liabilities and any liquidation preferences on outstanding preferred stock, will be distributed pro rata to the holders of the common stock. The holders of the common stock do not have preemptive rights to subscribe for any of our securities and have no right to require us to redeem or purchase their shares. The shares of common stock presently outstanding are, and the shares of common stock to be issued pursuant to this offering will be, upon issuance, fully paid and nonassessable.

Holders of common stock are entitled to share equally in dividends when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor. We have not paid any cash dividends on our common stock, and it is unlikely that any such dividends will be declared in the foreseeable future.

As of March 6, 2007, there are 124,896,450 shares of common stock issued and outstanding and 27,178,053 shares reserved for future issuance pursuant to outstanding options and warrants.

Preferred Stock

The Company is authorized to issue Five Million (5,000,000) shares of preferred stock, par value $0.0001 per share.  Shares of our preferred stock may be issued in series from time to time with such designations, rights, preferences and limitations as our Board of Directors may determine by resolution. The rights, preferences and limitations of separate series of preferred stock may differ with respect to such matters as may be determined by the Board of Directors, including, without limitation, the rate of dividends, method and nature of payment of dividends, terms of redemption, amounts payable on liquidation, sinking fund provisions (if any), conversion rights (if any), and voting rights. The potential exists, therefore, that preferred stock might be issued which would grant dividend preferences and liquidation preferences to preferred stockholders over common stockholders. Unless the nature of a particular transaction and applicable statutes require such approval, the Board of Directors has the authority to issue these shares without stockholder approval. The issuance of preferred stock may have the effect of delaying or preventing a change in control of Winning Edge International, Inc. without any further action by stockholders.  As part of the acquisition of ProGames, the board of directors has authorized the payment of a preferred dividend of Series B Preferred Stock to shareholders of record on the date before the closing of the acquisition.

Series A Preferred Stock

On August 3, 2006, the Company filed a Certificate of Designation of Series A Preferred stock (the “Designation”) with the Secretary of the State of the State of Delaware pursuant to which the Company designated 462,222 shares of Convertible Series A Preferred for purposes of issuing such 462,222 shares to our Chief Executive Officer, Mr. Wayne Allyn Root, as partial consideration for the forgiveness of certain indebtedness the Company owes to Mr. Root. The holders of Series A Preferred shall have full voting rights and powers, and they shall be entitled to vote on all matters as to which holders of common stock shall be entitled to vote, voting together with the holders of Common Stock as one (1) class; and holders of shares of Series A Preferred shall be entitled to cast, for each share of Series A Preferred, a number of votes equal to two hundred fifty (250) shares of common stock. Furthermore, all shares of Series A Preferred then outstanding shall automatically convert without any further action of the holders thereof into shares of common stock at the Conversion Rate (as defined below) immediately upon the earlier of (i) thirty-six (36) months after the Original Issue Date (as such term is defined in the Designation) (ii) at the option of the holders thereof or (iii) upon the Sale (as such term is defined in the Designation) of the Corporation. The number of shares of common stock to be issued upon conversion of shares of any Series A Preferred shall be issued at the rate of ten (10) shares of common stock for every one (1) share of Series A Preferred (the “Conversion Rate”). The Series A Preferred shall, with respect to rights on liquidation, dissolution or winding up, rank (a) on a parity with the common stock (as if the Series A Preferred had been converted into common stock), and (b) junior to any other class of preferred stock established after the Original Issue Date (as defined in the Certificate of Designation) by the Board of Directors, the terms of which expressly provide that such class will rank senior, as to liquidation rights or otherwise, to the Series A Preferred.

Series B Preferred Stock

Under the terms of the Acquisition Agreement with ProGames, the Company will issue 1,000,000 shares of Series B Preferred Stock to its existing shareholders immediately prior to the acquisition of ProGames.  Each share of Series B Preferred Stock will be convertible, after March 31, 2009, based on a conversion ratio.  Based on an anticipated 1,000,000 shares of Series B Preferred Stock outstanding and with a stated value of $10 per share and an initial convertibility of $0.50 per share, the conversion ratio initially would provide approximately twenty (20) shares of common stock for every share of Series B Preferred Stock converted.  The conversion ratio provides for a six percent increase for years after April 1, 2008, which will result in additional shares of common stock being issued on conversion of the Series B Preferred Stock.

Dividends are payable on the Series B Preferred Stock if and when declared by the Board.  There is no set dividend and the Board is not permitted to declare a dividend unless there is a dividend declared on the common stock pro rata.  The Series B Preferred Stock has no voting rights except as provided under Delaware Law.

The Series B Preferred Stock contains a liquidation preference over common stock and future issuance of Preferred Stock at the rate of the declared value.  Accordingly, upon liquidation, after all other debts of  the Company have been paid and prior to the payment of any sums to other equity holders, the Series B Preferred Stock may receive a $10 per share (the stated value) liquidation preference.   The preference is only payable after all other debts are paid and in most liquidation events, equity holders, including preferred shares, receive nothing.

After April 1, 2014, the Series B Preferred Stock contains a “put” provision which allows holders of the shares to request the Company purchase their shares of Series B Preferred Stock at the stated value of $10 per share.  The Company has the right to delay the purchase of the Series B Preferred Stock for up to two years and, after such delay, if the Board determines the Company does not have the available cash to pay for the Series B Preferred Stock, they may issue shares of common stock valued at the greater of the then current fair market value or $0.10 per share.

The Series B Preferred Stock is also callable by the Company on 20 days notice.  The call price is the stated value of $10 per share.  Upon notice of a call by the Company, the shareholder is required to sell the shares back to the Company at the $10 price or convert his shares into common stock of the Company.

Fractional shares of Series B Preferred Stock may be issued.

Options

The Company had 1,500,000 options outstanding as of February 28, 2007.   These options were issued to members of the board of directors during 2006.  The options expire in November 2009 and have an exercise price of $0.02 per share.  Except for the 1,500,000 options to the directors, there are no other options outstanding.

Warrants

The Company has a total of 11,085,933 warrants outstanding with exercise prices ranging from $0.02 to $4.00 per share.   The majority of the warrants expire in 2008 and 2009.  Two hundred thousand warrants expire in 2012 with an exercise price of $0.46 per share.

Securities Issued to Laurus Master Fund, Ltd.

On December 1, 2004, the Company closed on a transaction with Laurus Master Fund Ltd. (“Laurus”) in which the Company borrowed $600,000 from Laurus pursuant to a $600,000 Convertible Term Note (the “Note”).  As a provision of the Note, the Company registered 9,969,900 shares of Common Stock and the accompanying warrants for potential conversion and the Company issued a seven (7) year warrant to purchase 2,666,667 shares of the Company’s common stock at an exercise price of $0.09 per share. The Note is due in three (3) years, bears interest at thirteen percent (13%), with the interest being payable monthly; and principal payments are amortized over the term of the loan with the first payment due February 1, 2005; and the payments of principal and interest may be paid using shares of the Company’s Common Stock at a price of $0.073, subject to adjustment, if certain conditions are met.  Management believes the proposed transactions and anticipated financing could trigger anti-dilution provisions in the Laurus agreement which will reduce the exercise price of the warrants issued to Laurus..

The Note is secured by (a) a personal guaranty of Mr. Wayne Allyn Root, the Company’s Chief Executive Officer; (b) a pledge by Mr. Root and Mr. Miller of their shares of the Company; (c) an assignment of all of the funds which are released from certain credit card security accounts; and (d) a master security agreement covering all of the assets of the Company.

The loan and sale of the warrant were made pursuant to a Securities Purchase Agreement with Laurus. Laurus has no relationship with the Company or any of its affiliates other than the fact that Laurus entered into a similar transaction with the Company in 2002.  The Company still owed Laurus approximately $202,000 as of February 28, 2007, on the original loan transaction. The Company paid to Laurus Capital Management, LLC, the Manager of Laurus, a fee of $21,000 plus $10,000 for its expenses.

Dividends

The Company has not declared or paid cash dividends on the common stock since its inception and does not anticipate paying such dividends in the foreseeable future. The payment of dividends may be made at the discretion of the Board of Directors at that time and will depend upon, among other factors, on the Company’s operations.

Authorized but Unissued Stock. Authorized but unissued shares of common stock and preferred stock would be available for future issuance without our stockholders’ approval. These additional shares may be utilized for a variety of corporate purposes including, but not limited to, future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desire of the Board of Directors. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management, which would render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of the Company’s management.

Transfer Agent and Registrar

Colonial Stock Transfer, Inc. is the transfer agent and registrar of our common stock. Its address is 66 Exchange Place, Salt Lake City, Utah 84111, and its telephone number is (801) 355-5740.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

(a) Except for Wayne Allen Root, who will be signing a new employment contract on the close of the proposed transaction, no officer or Director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or Director of the Company.

(b) No Director of the Company has informed the Company that he intends to oppose the proposed actions to be taken by the Company as set forth in this Information Statement.

Wayne Allen Root, the CEO of the Company, and the major shareholder who will be voting in favor of the Proposals, will be entering into a new employment contract on the close of the acquisition of ProGames.  It is anticipated Mr. Root will receive a five year employment contract at an annual salary of $200,000 per year.  Additionally, Mr. Root will receive a handicapping commission equal to 10% of the first $2 million per annum of his sports service revenues (net of charge backs, returns, allowances, and discounts) collected by the Company, 12% of any amount over $2 million per annum but less than $4 million and 15% of any amount over $4 million.  Additionally, Mr. Root shall receive an override of 2% of the amount that other handicapping salesman in the Company generate in net revenue above $2.5 million but less than $5.5 million and 3% of such amount above $5.5 million.  Mr. Root will also receive options to purchase up to 3,000,000 post reverse split shares of the Company’s common stock at an exercise price of $0.50 per share.  The options will vest over a sixty month period.  Mr. Root will also receive insurance and an $850 a month car allowance.

PROPOSAL 1 – RECAPITALIZATION OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK THROUGH A REVERSE SPLIT

The Company’s Board of Directors proposes to recapitalize the outstanding shares of common stock through a one (1) for thirty (30) reverse split of the issued and outstanding shares of common stock.  This reverse split will affect the conversion ratio of the Series A Preferred.

Purpose of the Reverse Stock Split

Under the negotiated terms of the Acquisition Agreement with ProGames, both our Board and ProGames management determined it would be important to reduce the large number of issued and outstanding shares of common stock, particularly in light of the proposed acquisition.  Management felt with the relative size of the two companies and their combined financial situation, it would be important to have a capitalization that allowed the Company to seek additional equity financing in the future.

Effect of Reverse Stock Split

After the effective day of the proposed reverse stock split, each stockholder will own a reduced number of shares of common stock.  Further, any outstanding options, warrants and rights as of the Effective Date that are subject to adjustment will be decreased accordingly.  The reverse stock split will affect all current common stockholders and holders of the Series A Preferred, as of the record date, uniformly and will not affect any stockholders’ percentage interest in the Company (except for shareholders receiving a whole share for a fractional share interest which in all likelihood will be immaterial).  The authorized but unissued shares of common stock shall remain unchanged and not be affected by the stock split.

Upon the effectiveness of the reverse stock split, shareholders will own one (1) share of common stock for every thirty (30) shares of common stock owned prior to the reverse stock split.  As a result of the reverse split, some stockholders may own less than 100 shares of our common stock.  A purchase or sale of less than 100 shares, known as an “odd lot” transaction, may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers.  Therefore, those stockholders who own less than 100 shares following the reverse split may be required to pay higher transaction cost if they sell their shares of our common stock.

Exchange of Stock Certificates

In order to effectuate the reverse split, each shareholder will be entitled to submit his or her old stock certificate (any certificate issued prior to the effective date of the recapitalization), to the Company’s transfer agent, Colonial Stock Transfer Company, 66 Exchange Place, Suite 100, Salt Lake City, Utah 84111, and be issued in exchange therefor, one new certificate in the new name of the Company representing the consolidated common stock on a 1 for 30 basis, rounded up to the nearest whole share.  The Company shall pay the cost of such issuance, if presented to Colonial Stock Transfer Company, within 60 days of _____________, 2007.  After 60 days from the effective date, all exchange requests must be accompanied by a check payable to Colonial Stock Transfer Company in the amount of $20 per certificate to be issued.  The Company will not pay for any additional certificates requested or for the transfer of certificates into names other than those in which the certificates are in presently.   To eliminate confusion regarding the consolidated common stock, the board of directors urges the shareholders to surrender their certificates for exchange; however, shareholders are not required to do so and for those shares held in street name no shareholder action is required to effect the reverse split.  For shares held in street name, the shares will be automatically adjusted in the shareholder’s brokerage account.

Recommendation of the Board of Directors

Our Board unanimously recommended a vote “FOR” the approval of the reverse stock split reducing the issued and outstanding shares.

No Voting of Shareholders Required

We are not soliciting any votes with regard to the proposal to reverse split the issued and outstanding stock of the Company. The principal shareholder that consented in writing to this Proposal holds 52.39% of the total issued and outstanding shares of voting stock and accordingly, this principal shareholder has sufficient shares to approve the Proposal.

PROPOSAL 2 – ELECTION OF DIRECTORS

Our Company’s Board of Directors proposes to elect new directors to serve until the next annual meeting of shareholders and until the directors’ successors are dully elected and qualified.

Purpose of Electing New Directors

The Board believes that it is in the Company’s best interest to elect new directors that are familiar with ProGames’ business model to lend additional support to the remaining director of the Company.  This was an agreed term in the Acquisition Agreement with ProGames and the Board believes it to be in the best interest of all shareholders.

Nominees to the Board of Directors

Name	Age	Proposed Position
Jay O. Wright	37	Director-Chairman
Martin Gray	60	President, Chief Executive Officer, Director
Wayne Allyn Root	46	Director-Vice Chairman
Harlan Goodson	60	Director
Frank Catania	65	Director
Robert Seale	66	Director

Jay O. Wright: Mr. Wright is currently Chairman and Chief Executive Officer of MobilePro Corp., a publicly traded telecommunications company (OTCBB: MOBL) and is Chairman of ProGames Network, Inc.  Prior to MobilePro, Mr. Wright served as CFO for Technical and Management Services Corporation (“TAMSCO”) where he negotiated the sale of TAMSCO to Engineered Support Systems, Inc. He  previously served as CFO of Speedcom Wireless Corporation, as an investment banker with Merrill Lynch and as a mergers and acquisitions attorney with Skadden, Arps, Slate, Meagher and Flom, LLP in New York and Foley & Lardner in Chicago. He received his Bachelor’s degree in Business from Georgetown University (summa cum laude) and a JD degree from the University of Chicago Law School.

Martin Gray: Mr. Gray is President and CEO of ProGames Network, Inc.  Prior to ProGames, Gray recently led the brand launch and roll out of Television Games Network, the first fully interactive and legal gaming network, launched in the United States in 1996.  TVG focused on legal wagering on thoroughbred horse racing using a combination of interactive television, online wagering and phone wagering.  The company achieved a wagering base of 345,000 active subscribers as well as an audience of several million network viewers.  TVG was sold in 1998 to TV Guide and merged with Gemstar in 1999 with a stated market valuation of over $1 Billion. Mr. Gray has been a pioneer in the online and interactive world.  As Vice President, Marketing at Holiday Inn Worldwide, he helped lead the development of ResCom World Access, Holiday Inn’s technology subsidiary which later developed the travel industry’s first online booking engine in 1995.  Gray wrote the first digital distribution plan for Holiday Inn.  Subsequently, Mr. Gray was a principal in Agentware, Inc., a key internet technology company.  He has also been President of Trusthouse Forte, Ltd., NA, and was responsible for the brand management of Forte Exclusive Hotels which comprised some of the world’s finest luxury hotels such as the Plaza Athene, the George V and the Ritz, Madrid.  Mr. Gray also led the launch of Carnival Resorts and Casinos which developed and operated The Crystal Palace Resort and Casino, Casinorama, Casino Rouge, and Lucayan Beach Resort and Casino.  He  holds a BA from Bowdoin College, Brunswick, ME.

Wayne Allyn Root:  Mr. Root has served as our Chief Executive Officer and Chairman of our Board of Directors since our reorganization in July 2001. From 1999 to 2001, Mr. Root served as Chairman and Chief Executive Officer of our subsidiary, Global Sports Edge, Inc. From 1990 to 1999, Mr. Root served as a sports handicapper for National Sports Service. Mr. Root earned his B.A. from Columbia University. Mr. Root does not hold a directorship in any other public company.

Harlan W. Goodson:  Mr. Goodson, is Senior Counsel with the global law firm of Holland+Knight, where he leads a practice focused on Gaming Law and Indian Gaming Regulation. He is the former Director of California’s Division of Gambling Control where he developed a national reputation as one of the country’s most respected and knowledgeable state gaming regulators. In just 4 1/2 years, Mr. Goodson oversaw the growth of the Division from a legislative concept to an organization with over 150 employees and offices in Sacramento and San Diego, California. During his tenure, he was instrumental in the implementation of California’s Tribal-State Class III gaming compacts. This work earned him the respect and trust of tribal leaders and tribal gaming regulators throughout the state. Mr. Goodson’s biography was published in the 2000 edition of Who’s Who in American Law and in 2002 his work in Indian country gained him international distinction when he was the recipient of the International Masters of Gaming Law inaugural Regulator of the Year award. Mr. Goodson is a member of the California Bar.

Frank Catania: Mr. Catania is president and a principal in Catania Consulting Group, Inc. of New Jersey, a consulting firm with extensive experience in gaming issues. An attorney, he is of counsel to Catania & Associates, Law Offices, L.L.C. Mr. Catania’s expertise stems from his years of service as Assistant Attorney General, Director New Jersey Division of Gaming Enforcement; Vice President, Compliance Officer, Players International; Deputy Speaker of the New Jersey General Assembly, partner in the law firm of Catania and Harrington and counsel to the Law Firm of Sterns and Weinroth. Mr. Catania serves as one of three independent directors of eCOGRA. He served as the first president of the International Masters of Gaming Law, a non-profit association dedicated to the education and advancement of gaming law, vice chair and chair, respectively, of the International Association of Gaming Regulators and past chairman of the Forum of American Casino Regulators. Mr. Catania has been published on a wide variety of casino gaming and government-related topics in several national publications, regional newspapers, and trade publications.  He was instrumental in drafting the interactive gaming regulations for the Mohawk Territory of Kahnawake and also Antigua’s interactive gaming regulation revisions. Mr. Catania has been an advocate for regulation of Internet gaming and has testified before the United States Congress regarding regulation. He is a member of the Board of Directors of Empire Resorts and has been selected by “Best Lawyers in America” for gaming. Mr. Catania is a graduate of Rutgers College and received his JD from Seton Hall University Law School.

Robert L. Seale: Mr. Seale has been a member of the Board of Directors since January 1, 2004. Currently, Mr. Seale is a principal with GIF Services, Inc., a Manager of Managers program managing the portfolios of state and local governments. From January 1999 until December 2002, Mr. Seale served as Managing Director of Gabelli Fixed Income, LLC where he was responsible for managing the $2 billion portfolio under management as a senior executive. From 1991 until 1999, he served as the Nevada State Treasurer where he was responsible for investing the State’s $2.1 billion portfolio, managing the $28 billion cash flow, and debt issuance. From 1981 until 1990, he was the Managing Partner for Pangborn & Co. CPA’s in Reno, Nevada. He graduated with a B.S. in Accountancy from California State Polytechnic University in 1964.

Recommendation of the Board of Directors

Our Board unanimously recommended a vote “FOR” the election of new directors.

No Voting of Shareholders Required

We are not soliciting any votes with regard to the proposal to elect new directors. The Series A Preferred shareholder who consented in writing to this Proposal holds 52.39% of the total issued and outstanding shares of voting capital stock and accordingly, this principal shareholder has sufficient shares to approve the Proposal.

PROPOSAL 3 – APROVAL OF ACQUISITION OF PROGAMES NETWORK, INC.

Our Company’s Board of Directors proposes the acquisition of ProGames Network, Inc., a Delaware corporation (the “Acquisition”).

Purpose of Acquiring ProGames Network, Inc.

Our Board has unanimously approved the acquisition of ProGames Network, Inc., a Delaware Corporation (“ProGames”).  Our Board has been investigating ways to maximize our assets including our database to be able to generate additional revenue and profits.  After several years of trying to expand our primary business, management of the Company has determined that additional revenue channels must be pursued to provide value for our shareholders and to capitalize on our databases.  Our Board believes the ProGames business model provides a complement to our current business and can take advantage of our database, media properties and technology to be able to provide new channels for revenue production.  Management feels the synergy that can be accomplished from our current business model and ProGames business model will help the Company achieve profitability.  Additionally, as a condition to the closing of the merger,  new financing will be obtained which will help pay existing debt that will become due this year and provide operating capital.

Description of the Acquisition

Our Board has unanimously approved the acquisition of ProGames Network, Inc.  The transaction will be accomplished through the merger of ProGames Network, Inc. with a wholly owned subsidiary of the Company. ProGames Network will be the surviving company in the merger becoming a wholly owned subsidiary of the Company.  The consideration for the acquisition of ProGames will be up to 34,129,823 shares of our post reverse split shares of common stock.  After the acquisition, ProGames shareholders will own approximately 34,129,823 shares of our post reverse split shares of common stock and current shareholders will own 4,161,662 shares of our post reverse split common stock.  Additionally, current shareholders will receive up to 1,000,000 shares of Series B Preferred Stock as part of a share dividend prior to closing of the ProGames acquisition.  Each share of Series B Preferred Stock is convertible into shares of common stock.  As a result of the acquisition, ProGames shareholders will own approximately 89% of the common stock and the Company’s current shareholders will own approximately 11% of the common stock, assuming no conversion of the Series B Preferred Stock.  If the Series B Preferred Stock is converted, ProGames’ shareholders would own approximately 59% of the common stock of the Company and the Company’s current shareholders would own approximately 41% of the issued and outstanding common stock.

It is anticipated as part of the acquisition of ProGames, current directors, except Wayne Allen Root and Robert L. Seale, will resign and new directors will be appointed (see Proposal No. 2).  Wayne Allen Root will continue as an officer and director of the Company.  Mr. Root has indicated he will convert his shares of Series A Preferred on the closing of the acquisition.

Upon completion of the Acquisition and the recapitalization, the Company is expected to have the following shares of consolidated common stock outstanding:

Class of Shareholder	Shares of Consolidated Common Stock	Percentage	Assuming conversion of Series B Preferred Stock	Percentage Assuming Conversion Series B Preferred Stock
Current Shareholders of the Winning Edge	4,161,662	11%	24,161,662	41%
ProGames Shareholders	34,129,823	89%	34,129,823	59%
Total	38,291,485	100%	58,291,485	100%

Although current shareholders will be diluted by the acquisition, the board of directors and management of the Company believe this transaction is in the Company’s and its shareholders’ best interests.  By acquiring ProGames and raising additional capital, management believes the Company is receiving operations and a subsidiary with a business plan that offers more potential than our current stand alone business model.  As we are currently not profitable and do not have the resources to continue or expand operations without an additional capital infusion, the funding associated with the acquisition will also be beneficial to our current business.   Additionally, we do not have the resources to pay debts due in June 2007.  These debts are secured by our assets and if we do not pay them off, we could lose all our assets and have to cease operations.

Effective Date

The Acquisition will become effective upon the completion of all matters referred to herein.  The Acquisition is expected to be completed on before April 30, 2007, assuming all conditions precedent have been met.

Conditions to the Acquisition

The obligation of the Company and ProGames to consummate the Acquisition are subject to certain conditions, including the following:

     1)

ProGames must arrange an additional $2,200,000 in financing for the Company on terms acceptable to the Company.

     2)

The representations and warranties made by or on behalf of each of the parties in the Acquisition Agreement or in any certificate or document delivered by a party pursuant to the provisions of the Acquisition Agreement shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time.

     3)

The parties shall each have performed and complied with all covenants, agreements and conditions required by the Acquisition Agreement to be performed or complied with prior to or at the Closing.  These conditions include completion of the reverse split, delivering financial information to the other party, receiving shareholder approval from the Company and ProGames’ shareholders, and issuing the Series B Preferred Stock as a stock dividend to existing shareholders.  The companies will also have to deliver certificates of good standing from the state of Delaware indicating they are both in good standing as corporations.  They will also deliver officers certificates stating the companies have complied with the terms of the agreement including receiving shareholder approval, and there are no material changes in business, except those anticipated by the Agreement.

     4)

The present board of directors of the Company shall cause the appointment of all ProGames’ nominees to the board of directors of the Company as directed by ProGames and shall have arranged for the resignation of the existing officers and directors of the Company.

     5)

All instruments and documents delivered to a party pursuant to the provisions of the Acquisition Agreement shall be reasonably satisfactory to counsel for the other parties.

     6)

The ProGames shareholders shall each deliver to the Company a letter commonly known as an “investment letter” acknowledging that the shares of the Company’s common stock being issued in exchange for the ProGames shares are being acquired for investment purposes.

Representations and Warranties

The Company and ProGames have made certain representations and warranties to each other with respect to, among other things, the organization and good standing of each of the Company and ProGames, authorization of the Acquisition Agreement, capitalization, stock ownership, validity and legality of stock, ownership of assets, contractual and other commitments, liabilities, financial statements, absence of material adverse changes, disclosure of material facts, availability of certain documents and records, accuracy of certain documents,  and legal and other proceedings.  Each party must verify the accuracy of these representations up through the Closing of the Acquisition.

Expenses

The Company and ProGames will each pay their own expenses of the Acquisition.  Presently, the only expenses of the parties are for legal, accounting, printing, consulting and mailing cost.  The Company anticipates these cost to be around $25,000 for legal and accounting.  The Company has also paid a consultant a consulting and restructuring fee of approximately 250,000 shares (post reverse split) of common stock.  Printing and mailing costs are estimated to be around $2,000 but may be higher.  ProGames anticipates legal, accounting, printing and mailing cost.  Presently, ProGames is estimating legal and accounting cost to be around $40,000 with printing and mailing to be around $200.

Accounting Treatment

The Acquisition is expected to be accounted for as a “merger” with ProGames becoming a wholly owned subsidiary of the Company.  ProGames will be changing its fiscal year end to match the Company’s July 31 year end.  Following the “merger,” ProGames and the Company’s financial statements will be reported on a consolidated basis.  The legal status of the Company as the parent corporation will not change.

Regulatory Approval

No specific federal or state regulatory approvals must be obtained by the Company in order to consummate the Acquisition other than general compliance with applicable corporation law and state and federal securities laws.

Termination

At any time prior to the consummation of the Acquisition, notwithstanding the approval of the Acquisition Agreement by the shareholders of either or both of the Company and ProGames, the Acquisition Agreement may be terminated and the Acquisition abandoned by a vote of the Board of Directors of either party (i) without cause, or (ii) for cause by a failure of the other party to comply with the terms of the Acquisition Agreement.  If the acquisition is terminated by either party, without cause and without the mutual consent of the other party, the party terminating the acquisition must pay a fee of $250,000 to the non-terminating party.

ProGames Reasons for the Acquisition

ProGames has developed over the last eighteen months a unique business plan and attracted a management team with extensive experience in the online and mobile gaming arena.  ProGames has been reviewing financing and acquisition opportunities that would provide synergy with its business plan.  After reviewing the Company’s business model, media properties and databases and related technology, ProGames’ management felt there was a benefit of combining the Company’s database and contacts with the business plan of ProGames going forward.  Additionally, by being acquired by the Company, ProGames’ management felt ProGames would have access to additional financing opportunities that were not present in a private company.

Interest of Certain Persons in the Acquisition

Neither the Company’s board of directors or management nor ProGames’ board of directors or management will receive any benefits arising from their ownership of the Company’s common stock as a result of the acquisition that will not be equally extended to all of the Company’s and ProGames’ shareholders.  No member of the Company’s management has an ownership interest in ProGames and, ProGames shareholders have no material ownership interest in the Company prior to the completion of the acquisition.

Tax Aspects of the Acquisition

The proposed acquisition of ProGames by the Company is intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986.  If the acquisition qualifies as a tax-free reorganization, no gain or loss will be recognized for income tax purposes by either the Company or ProGames as a result of the acquisition.  There will not be any material tax effects on the Company’s existing shareholders after the merger.  However, neither the Company nor ProGames has requested a tax ruling from the Internal Revenue Service with respect to the merger.  Accordingly, no assurance can be given that the merger will qualify as a tax-free reorganization.  If the acquisition does not qualify for tax free treatment, the ProGames shareholders will be deemed to have sold their shares for the Company stock and be taxed on the difference between their basis in ProGames stock and the value of the Company stock.

Restricted Nature of Securities

The shares of the Company’s Common Stock to be issued to the ProGames shareholders in connection with the merger will not be registered under the Securities Act of 1933, as amended (the “Act”) and will be deemed “restricted securities” as that term is defined in the Act.  Accordingly, such shares will be issued in reliance on the exemption from such registration requirements provided by Section 4(2) of the Act, and/or Rule 506 of Regulation D, promulgated thereunder. In order to claim the availability of the exemptions, each of the ProGames shareholders will be required to make representations to the Company with respect to the acquisition of the Company’s shares, including that he or she is either an “accredited investor” as that term is defined under Rule 501 of Regulation D of the Act, or has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment, such that the Company reasonably believes that each of the ProGames shareholders comes within the scope of the exemption. Such shares will be restricted securities, and the certificates will bear legends restricting their subsequent resale in the absence of registration under the Securities Act or the availability of an exemption therefrom.  The ProGames shareholders have been provided information regarding the Company and its business and financial condition including copies of the Company’s most recent annual report on Form 10-KSB for the year ended July 31, 2006.  In addition, ProGames shareholders have met and/or were given opportunity to ask questions of the Company’s officers and directors.

No Dividends

The Company has not paid dividends in the past and there are no dividends in arrears or interest due on the Company Securities.

Change of Control

Under the terms of the Acquisition Agreement, the directors and nominees of ProGames will assume a majority of the director positions of the Company.  Additionally, the shareholders of ProGames will have 34,129,823 shares of the Company’s issued and outstanding post reverse split shares of common stock as compared to approximately 4,161,662 post reverse split shares of common stock in the hands of current shareholders.  Even if the shareholders of the Company convert the Series B Preferred Stock after 2009 they would only have approximately 24,161,662 shares of common stock after the Acquisition.

No Opinions, Appraisals or Valuations

The Board has not sought any opinions, appraisals or valuations related to ProGames and has relied on negotiations between the parties and the current financial condition of the Company in determining how many shares of common stock to issue in acquiring ProGames.

Past Contacts, Transactions or Negotiations

In December 2006, Jay Wright, Chairman of ProGames and Chief Executive Officer of Mobilepro Corp., ProGames's majority shareholder met with Timothy J. Connolly, CEO of Turnaround Partners, Inc. and broached the idea of a merger of ProGames and the Company.   Turnaround Partners is a creditor of and consultant to Winning Edge.  Shortly thereafter, Mr. Connolly put Mr. Wright in contact with the management of the Company.   Mr. Wright, Martin Gray, Chief Executive Officer of ProGames, Timothy J. Connolly, CEO of Turnaround Partners, Inc., and Douglas Miller, President of the Company held a conference call in early January regarding the possible merger.  Messrs. Wright and Gray explained the possible transaction, including the possible structure and financial terms of the transaction.

On January 18 and 19, 2007, Messrs. Wright and Gray, on behalf of ProGames, Messrs. Root, Miller and Johnson, on behalf of Winning Edge, met in Las Vegas, Nevada to discuss financial terms of the possible strategic merger, as well as issues regarding the operations of the post-merger companies.

From February 11 through February 13, 2007, Messrs. Wright, Gray, Root, Miller and Johnson met in Las Vegas, Nevada to discuss post-merger operational issues, roles of the key executives, and strategic objectives.

A merger agreement was signed on March 6, 2007.  In April 2007, Jay Wright loaned the Company $30,000 to cover ongoing expenses.

Winning Edge’s pre-existing relationship with Turnaround Partners, a consulting agreement under which Winning Edge currently owes approximately $690,000, will be renegotiated prior to the closing of the Merger and remain an obligation of Winning Edge following the Merger. Winning Edge’s pre-existing Laurus Master Fund, a secured convertible term note having an outstanding principal and accrued interest totaling approximately $202,000, will be repaid concurrent with the closing of the Merger.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains certain forward-looking statements with respect to the financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing products, plans and objectives of management, markets for stock of the Company and other matters. Statements in this Information Statement that are not historical facts are hereby identified as “forward-looking statements.”  Such forward-looking statements, including, without limitation, those relating to the future business prospects, revenues and income, in each case relating to the Company, wherever they occur in this Information Statement, are necessarily estimates reflecting the best judgment of the management of the Company and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this Information Statement. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:

•

the performance of ProGames’ products within, and the overall strength of, the prevailing economic environment

•

customer acceptance of newly-introduced product lines

•

changes in the costs of raw materials, labor and advertising

•

the effects of vigorous competition in the markets in which the Company intends to operate

Words such as “estimate,” “project,” “plan,” “intend,” “expect,” “believe” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this Information Statement. The Company’s stockholders are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made.

BUSINESS OF PROGAMES

ProGames Network, Inc. (“ProGames”) is an Internet  portal for mobile gamers that aims to address the specific needs and opportunities for the emerging community of people who play games of skill and chance, fantasy sports games and massive multiplayer online role playing games on their mobile devices, such as mobile phones, PDAs and Blackberry devices. In its “Mobile Gaming Services in the US, 2004-2009” study, In-Stat/MDR estimated that mobile gaming services in the United States will generate $1.8 billion annually by 2009, when 78.6 million wireless subscribers will play mobile games.

Today, ProGames believes this emerging market is fragmented, allowing ProGames a window of opportunity to leapfrog single-focus competitors to seize a leadership position in the mobile gaming market.

Through its majority shareholder, MobilePro Corp., ProGames has access to extensive mobile market experience and infrastructure technology that ProGames expects to help accelerate its development.

Recommendation of the Board of Directors

Our Board unanimously recommended a vote “FOR” the acquisition of ProGames.

No Voting of Shareholders Required

We are not soliciting any votes with regard to this Proposal to acquire ProGames. The principal shareholder who has consented in writing to this Proposal holds 52.39% of the total issued and outstanding shares of voting capital stock and accordingly, this principal shareholder has sufficient shares to approve the Proposal.

ADDITIONAL INFORMATION

Additional information concerning Winning Edge International, Inc., including its annual and quarterly reports filed with the SEC, may be accessed through the SEC’s EDGAR archives at www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one (1) Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at 5052 South Jones Boulevard, Las Vegas, Nevada 89118; or by calling the Company at (702) 967-6000 and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future Information Statements and annual reports.

By Order of the Board of Directors

Name: Wayne Allyn Root
Title: Chief Executive Officer

Las Vegas, Nevada
March __, 2007

APPENDIX A

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

ProGames Network, Inc.

6701 Democracy Boulevard, Suite 202

Bethesda, MD 20817

We have audited the accompanying balance sheet of ProGames Network, Inc., (the “Company”), a development stage enterprise, as of March 31, 2006, and the related statements of loss and accumulated deficit, stockholders’ equity (deficit), and cash flows for the period December 16, 2005 (inception) to March 31, 2006.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ProGames Network, Inc., a development stage enterprise, as of March 31, 2006, and the results of its operations and its cash flows for the period December 16, 2005 (inception) to March 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has accumulated losses since its inception.  Also at March 31, 2006, the Company had negative net working capital of $54,794.  The Company’s net working capital position has continued to deteriorate into the ten months of 2007.  Unless the Company is successful in generating new sources of revenue, or obtaining debt or equity financing, or restructuring its business, the Company is likely to deplete its working capital during 2007.  These matters raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plan in regard to these matters is also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.

Bagell, Josephs, Levine & Company, L.L.C.

Gibbsboro, NJ 08026

March 1, 2007

PROGAMES NETWORK, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

BALANCE SHEETS

ASSETS

	January 31,	March 31,
	2007	2006
	(unaudited)	(audited)
CURRENT ASSETS
Cash and cash equivalents	$ 12,397	$ -

Stock subscription fees receivable	956	-
Prepaid game license fees	40,062	-

Total Current Assets	53,415	-

FIXED ASSETS, NET OF ACCUMULATED DEPRECIATION	206,000	-

INVESTMENT IN PROGAMES INTERNATIONAL, INC.	350	-

TOTAL ASSETS	$ 259,765	$ -

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Loans payable to parent company	$ 563,028	$ 54,794
Convertible notes payable	138,500	-
Accounts payable	7,474	-
Accrued interest expense	4,833	-

Total Current Liabilities	713,835	54,794

LONG-TERM LIABILITIES	-	-

TOTAL LIABILITIES	713,835	54,794

COMMITMENTS AND CONTINGINCIES

STOCKHOLDERS EQUITY (DEFICIT)

  Common stock, $001 par value; 20,000,000 and 2,000 shares authorized at January 31, 2007 and March 31, 2006 respectively and

   3,120,000 shares issued and outstanding at January 31, 2007                                              3,120                            -

  Deficit accumulated during development stage                                                                                            (457,190)                             (54,794)

      Total stockholders’ Equity (Deficit)                                                                                                          (454,070)                              (54,794)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)                $          259,765          $                -

The accompanying notes are n integral part of the financial statements.

PROGAMES NETWORK, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

STATEMENTS OF LOSS AND ACCUMULATED DEFICIT

		December 16,	December 16,
	For the Ten	2005	2005
	Months Ended	(Inception)	(Inception)
	January 31,	to March 31,	to January 31,
	2007	2006	2007
	(unaudited)	(audited)	(unaudited)

REVENUES	$ 62	$ -	$ 62

OPERATING COSTS AND EXPENSES
Management consulting fees	157,500	22,500	180,000
Parent company management fees	85,000	15,000	100,000
Other consulting and legal fees	79,334	11,971	91,305
Travel and entertainment expenses	48,264	4,353	52,617
Office expenses	4,472	279	4,751
Total Operating Costs and Expenses	374,570	54,103	428,673

OPERATING LOSS	(374,508)	(54,103)	(428,611)

INTEREST EXPENSE	27,888	691	28,579

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(402,396)	(54,794)	(457,190)
Provision for Income Taxes	-	-	-

NET LOSS	$ (402,396)	$ (54,794)	$ (457,190)

The accompanying notes are an integral part of the financial statements.

PROGAMES NETWORK, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE PERIODS FROM DECEMBER 16, 2005 (INCEPTION) TO JANUARY 31, 2007
	Common Stock		Deficit Accumulated
	$0.001 Par Value		During Development	Stockholders'
	Shares	Amount	Stage	Equity (Deficit)
BALANCE - MARCH 31, 2006 (audited)	-	-	(54,794)	(54,794)

Issuance of common stock to the parent company on June 12, 2006	2,075,000	2,075	-	2,075

Issuance of common stock to the officers on June 12, 2006 (partially paid)	690,000	690	-	690

Issuance of common stock to the chief technical officer on June 12, 2006 (partially paid)	180,000	180	-	180

Issuance of common stock to advisors and consultants on September 13, 2006 (partially paid)	175,000	175	-	175

Net loss for the ten months ended January 31, 2007	-	-	(402,396)	(402,396)

BALANCE - JANUARY 31, 2007 (unaudited)	3,120,000	$ 3,120	$ (457,190)	$ (454,070)

The accompanying notes are an integral part of the financial statements.

PROGAMES NETWORK, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

STATEMENTS OF CASH FLOWS

		December 16,	December 16,
	For the Ten	2005	2005
	Months Ended	(Inception)	(Inception)
	January 31,	to March 31,	to January 31,
	2007	2006	2007
	(unaudited)	(audited)	(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (402,396)	$ (54,794)	$ (457,190)
Items that reconcile net loss to net cash
(used in) operating activities:
Changes in assets and liabilities
(Increase) in prepaid assets	(40,062)	-	(40,062)
Increase in accounts payable	7,474	-	7,474
Increase in accrued expenses	4,833	-	4,833
	(27,755)	-	(27,755)

Net cash (used in) operating activities	(430,151)	(54,794)	(484,945)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in affiliate company	(350)	-	(350)
Capital expenditures	(206,000)	-	(206,000)

Net cash (used in) investing activities	(206,350)	-	(206,350)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from common stock issuances	2,164	-	2,164
Proceeds from the issuance of convertible debentures	138,500	-	138,500
Loans payable to parent company	508,234	54,794	563,028

Net cash provided by financing activities	648,898	54,794	703,692

NET INCREASE IN CASH AND CASH EQUIVALENTS	12,397	-	12,397

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	-	-	-

CASH AND CASH EQUIVALENTS - END OF PERIOD	$ 12,397	$ -	$ 12,397

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION:
Cash paid during the period for interest	$ -	$ -	$ -

The accompanying notes are an integral part of the financial statements.

PROGAMES NETWORK, INC.

NOTES TO FINANCIAL STATEMENTSJANUARY 31, 2007 (UNAUDITED) AND MARCH 31, 2006 (AUDITED)

NOTE 1-ORGANIZATION

Nature of Business

ProGames Network, Inc. (the “Company”), incorporated under the laws of the State of Delaware in December 2005, was formed by its parent company, Mobilepro Corp. (“Mobilepro”), in order to focus on the development of tools, content and specialized connectivity for online and mobile gamers. The Company has launched a preview of its website, www.progamesnetwork.com, with the purpose of providing visitors with an introduction to the type of exclusive content and online games that the Company intends to offer.

The Company plans that the website will include, among other offerings, 1) large, multiplayer online role-playing games, 2) a selection of exclusive games for mobile gamers, 3) a selection of skill, action and casual games, 4) current gaming articles and product reviews, 5) interactive ability for online gamers to communicate with each other, evaluate games and provide feedback to the Company. The website will also include an exclusive vertical game space search engine that will empower visitors to search for almost any type of content or game that is available online or via mobile devices.

Development Stage Company

The Company is in the development stage as that phase in a company’s growth is defined in Statement No. 7 of the Financial Accounting Standards Board. The Company is in the business of providing online gamers with a new and unique offering of content, news, original games, social networking and special connectivity. Currently, the Company is devoting all of its resources to development of this business.

In a development stage company, management directs most of the company’s activities to the preparation of the business for operations. Planned principal activities have not yet begun.  The ability of the Company to emerge from the development stage with respect to any planned principal business activity is dependent upon its successful efforts to raise equity financing and/or attain profitable operations. There can be no assurance that the Company will succeed in raising any capital, generating any revenues from its activities, and/or deriving any profits from its operations.

Going Concern

The Company’s financial statements have been prepared on a going concern basis which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business for the foreseeable future. Since its inception on December 16, 2005, the Company has accumulated losses that totaled $457,190 at January 31, 2007. To date, the losses have been funded by Mobilepro through a series of loans and by the proceeds from the issuance of convertible notes to third-party investors. Management plans for the Company’s continued existence include the consummation of the reverse merger transaction described in the Agreement and Plan of Merger by and among Winning Edge International, Inc. (“Winning Edge”), ProGames Acquisition Corp., and the Company, dated March 6, 2007 (the “Winning Edge Merger Agreement,” see Note 9), the issuance of equity-linked securities to investors including Cornell Capital Partners, L.P. for gross proceeds of up to $2,200,000, and the introduction of its website in February 2007 through which it expects to begin offering gaming experiences to website visitors for fees resulting in the generation of revenues. Winning Edge is a publicly traded sports handicapping company (stock symbol: WNED).

ProGames International, Inc. (“PG International”)

In May 2006, Mobilepro incorporated PG International in the U.S. Virgin Islands.  It is intended that the Company be issued 35% of the common stock of PG International at a purchase price of $350. This obligation amount is included in accounts payable at January 31, 2007. No operations have been conducted by PG International to date.

NOTE 2-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Financial Statement Presentation

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

The Company’s year-end for financial and income tax reporting purposes will be March 31. In the opinion of management, the unaudited financial statements for the period April 1, 2006 through January 31, 2007 include all adjustments that are normal and recurring, and that are necessary for a fair presentation of results for the interim period. The results of operations for the ten months ended January 31, 2007 are not necessarily indicative of the results that will be achieved for the fiscal year ending March 31, 2007.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments with original maturities not exceeding three months to be cash equivalents. At January 31, 2007 and March 31, 2006, the Company did not hold any cash equivalents.

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheets for cash and cash equivalents, accounts receivable and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments.

Revenue Recognition

As the Company is currently in the development stage, no material revenues have been earned to date. The Company intends to record revenue at the time that it delivers services or products to end-user customers, or receives reports of revenues derived from content distribution agreements (see Note 5 below).

Property, Plant and Equipment

The balance for fixed assets at January 31, 2007 is stated at cost, and represents fees paid to several unrelated firms engaged to develop the Company’s website. Most significantly, approximately $172,000 has been paid to a full service website development firm pursuant to an arrangement with a total value of $230,000.  A payment of $12,500 was made to the provider of online skill games that is developing a linked website with the look and feel of the Company’s website. Additional costs of at least $71,000 will be invoiced to the Company upon the launch of the completed website that occurred on February 16, 2007, and will be recorded in the accounts at that time. Included in the costs capitalized to date are all of the costs related to the completion of an effective website solution for the Company including analyses of the market, the Company’s competition and the business plan.

The Company will begin to depreciate the cost of the website upon its official launch using the straight-line method over an estimated useful life of three (3) years. The Company reviews its long-term assets to determine if the carrying amounts of such assets are recoverable based on the estimate of future cash flow expected to result from the use of the asset and its eventual disposition. If this determination indicates that there is a shortfall, the related loss will be recorded as a current charge to operations.

Income Taxes

Because of its losses incurred during the development stage, the Company has not had any federal or state income tax obligations.  The Company’s results were consolidated with those of Mobilepro and included in Mobilepro’s consolidated federal and state income tax returns for the year ended March 31, 2006.

Generally accepted accounting principles require an asset and liability approach for financial accounting and reporting for income taxes, and the recognition of deferred tax assets and liabilities for the temporary differences between the financial reporting bases and tax bases of the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. The Company has a deferred tax asset related to its loss for the period ended March 31, 2006 that is approximately $8,900. Because the realization of this deferred tax asset depends on the Company generating sufficient taxable income in future years and the Company’s inception-to-date loss represents sufficient negative evidence, the Company has established a valuation allowance that offsets this asset amount. The Company intends to maintain a full valuation allowance until sufficient positive evidence exists to support the reversal of any portion of the allowance.

If not utilized, the carry forward of the taxable loss for the period ended March 31, 2006 will expire in 2026 for federal income tax return purposes.

NOTE 3-SEARCH TECHNOLOGY SOFTWARE LICENSE

In November 2006, the Company signed an agreement under which it obtained a license with a 3-year term to make available certain search technologies and related tools on its website.  Pursuant to the agreement, visitors to the Company’s website are permitted to use the product to search the World-Wide Web for content related to games.  Commencing March 1, 2007 and continuing for one year thereafter, the Company will be obligated to pay the licensor a monthly fee of at least $2,500 depending on the number of search queries occurring during the month. From March 1, 2008 through October 31, 2009, the amount of the monthly fee will be dependent on the monthly volume of the Company’s net advertising revenues, as defined, derived from search engine queries by website visitors up to a maximum monthly fee of $5,000.

NOTE 4-GAME LICENSE AGREEMENTS

In September 2006, the Company entered into a one-year content distribution agreement whereby it was granted the right to distribute the games identified in the agreement through its website in the United States (the “Content Agreement”). The Content Agreement requires the Company to make monthly payments to the content owner equal to 40% of the revenues derived from the distribution of the game content, all as defined in the Content Agreement. In connection with the execution of the agreement, the Company made an advance payment of content distribution fees in the amount of $5,000. This amount is included in the balance of prepaid game license fees at January 31, 2007. An additional advance payment of content distribution fees in the amount of $5,000 will be due in March 2007. The Content Agreement shall automatically renew for successive one-year periods unless terminated by either party in accordance with its provisions.

In October 2006, the Company entered into an agreement whereby it obtained a license to market and offer a game product for a period of two years (the “Game License”). The first year of the Game License includes the exclusive right to offer the product in North America. The Game License requires the Company to make quarterly license fee payments to the licensor equal to 50% of the revenue derived from the distribution of the game product and related services, as defined, with such payments not less than $50,000 per year. In connection with the execution of the agreement, the Company made a nonrefundable advance payment of license fees related to the first year of the term of the Game License in the amount of $35,000. This amount is included in the balance of prepaid game license fees at January 31, 2007. Additional advance payments of $15,000 and $50,000 are due within 30 days of the initial commercial release of the game product and within 30 days of the first anniversary date of the Game License, respectively.

The Company intends to amortize the amount of each prepaid game license fee described above to cost of services over the term of the relevant agreement, commencing with the launch of the Company’s website.

In October 2006, the Company also entered into a license agreement with a comic book publisher for the use and distribution of certain comic book content and trademarks through its website during the six-month term of the agreement. In connection with the execution of the agreement, the Company made a nonrefundable license fee payment to the content owner in the amount of $10,000.  As it is unlikely that the Company will derive sufficient revenues from this arrangement by the end of the six-month term of this arrangement to cover the fee, this amount was expensed in the ten-month period ended January 31, 2007, and is included in other consulting and legal fees in the accompanying statement of loss and accumulated deficit for the corresponding period.

NOTE 5-CONTENT DISTRIBUTION AGREEMENTS

During the ten-month period ended January 31, 2007, the Company entered into several content distribution agreements pursuant to which the Company intends to offer authorized games and content to online gamers (the “Distribution Agreements”). The Company’s share of any net revenues, as defined, that will be generated by the Distribution Agreements ranges from 25% to 70%; the Company intends to record its share of net revenues as income in the accounts at the time that net revenues are reported to the Company by a distributor. Reports may be submitted monthly or quarterly. The Distribution Agreements have contract terms of at least one year.

NOTE 6-CONVERTIBLE NOTES PAYABLE

In June 2006, the Company received proceeds of $138,500 in connection with the issuance of unsecured convertible promissory notes (the “Notes”) to a group of private investors. The Notes bear interest at the annual rate of 6%. The principal amounts of the Notes and the related accrued interest are due on June 16, 2007. Each Note is convertible at any time and at the option of the Note holder into one share of common stock of the Company at a conversion price of $1.00 per share. Payment of the principal and interest is guaranteed by Mobilepro. The accrued and unpaid interest at January 31, 2007 was $5,210.

NOTE 7-TRANSACTIONS WITH PARENT COMPANY

The development stage activities have been funded, in part, with cash loaned to the Company by its parent company, Mobilepro. Such loans bear interest at the annual rate of 10%, are due on demand, and totaled $563,028 and $54,794 at January 31, 2007 and March 31, 2006, respectively. Interest expense related to the parent company loans was $19,908 and $691, respectively, for the ten-month period ended January 31, 2007 and the period from December 16, 2005 (inception) to March 31, 2006.

Mobilepro provides general management services, technical expertise, accounting services and office space to the Company for a monthly fee. The monthly fee amount was $5,000 through June 2006 and $10,000 thereafter. The amounts of the fees incurred at January 31, 2007 and March 31, 2006 were $100,000 and $15,000, respectively; these amounts were included in the balances for loans payable to parent company at those dates.

The Company is obligated to pay an annual 2% guarantee fee to Mobilepro in connection with the payment guarantee provided to the Note holders that is described in Note 4. The amount of the initial annual fee, $2,770, was recorded as interest expense in the ten-month period ended January 31, 2007 and it was included in loans payable to parent company at January 31, 2007.

NOTE 8-ISSUANCES OF COMMON STOCK

As of January 31, 2007, the Company had issued a total of 3,120,000 shares of its common stock to Mobilepro and certain individuals in connection with the formation of the Company. The individuals included the officers of the Company, the outside director of PG International, the members of the Company’s board of advisors, and the investment consulting firm that assisted with the issuance of the convertible Notes. It was intended that all of these shares be issued at par value, or $0.001 per share, which would result in the receipt by the Company of $3,120 in cash proceeds.  As of January 31, 2007, actual proceeds received totaled $2,164; the remainder of the total purchase price, or $956, was received from the subscribers by the Company in March 2007.

NOTE 9-THE WINNING EDGE MERGER AGREEMENT

On March 6, 2007, the Company entered into the Winning Edge Merger Agreement by and among Winning Edge, ProGames Acquisition Corp. (a wholly-owned subsidiary of Winning Edge) and the Company whereby, in a transaction intended to qualify as a reverse triangular merger, the stockholders of the Company will receive approximately 10.45 shares of capital stock issued by Winning Edge in exchange for each outstanding share of common stock of the Company. The Company will survive and continue its operations as a wholly-owned subsidiary of Winning Edge. Consummation of the merger transaction is subject to the approval of a majority of the votes represented by outstanding shares of Winning Edge entitled to vote.

NOTE 10-SUBSEQUENT EVENTS

The launch of the Company’s gaming website occurred in February 2007.

Winning Edge International, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEET (Unaudited)
January 31, 2007

ASSETS

Current assets:
Cash	$ 99,018
Accounts receivable	344,604
Prepaid Expense	51,000
Deferred financing fees	7,751
Deposits	358,554
Total current assets	860,927

Property and equipment (net)	39,101
Equipment held under capital leases (net)	5,151
Deposits and other assets	37,787
Total assets	$942,966

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Current portion of long-term convertible debt, less unamortized discount of $ 27,163	$ 252,224
Debt	655,000
Accounts payable – related parties	160,640
Notes payable – related parties	40,826
Deferred revenue	767,008
Accounts payable	307,768
Total current liabilities	2,183,466

Long term convertible debt, less unamortized discount of $2,263	18,201
Total liabilities	2,201,667
Stockholders' deficit:
Preferred stock - $0.0001 par value; 5,000,000 shares authorized; 462,222 shares issued and outstanding	462
Common stock - $0.0001 par value; 750,000,000 shares authorized; 124,896,450 issued and outstanding	12,490
Additional paid in capital	27,793,401
Accumulated deficit	(29,065,054)
Total stockholders’ deficit	(1,258,701)
Total liabilities and stockholders’ deficit	$ 942,966

The accompanying notes are an integral part of the unaudited financial statements.

WINNING EDGE INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months ended January 31,		Six monthsended January 31,
	2007	2006	2007	2006

Net revenue - services	$ 2,393,580	$ 2,488,330	$ 4,021,407	$ 3,917,839
Revenues - advertising	271,160	243,750	624,645	591,000
Total revenue	2,664,740	2,732,080	4,646,052	4,508,839

Handicapping fees	74,998	45,404	159,665	93,046
Handicapping fees – related party	145,035	106,782	268,227	263,251
Advertising expense	480,856	464,747	1,402,236	1,229,729
Commissions	787,345	661,745	1,465,864	1,381,799
Salaries and wages	302,639	358,669	622,751	666,794
Professional fees	57,570	37,435	168,919	76,902
General and administrative	425,785	407,111	779,432	738,786
Depreciation expense	12,249	12,269	24,238	24,604
Total operating expense	2,286,477	2,094,162	4,891,332	4,474,911
Operating income (loss)	378,263	637,918	(245,280)	33,928

Settlement income	--	--	--	179,200
Interest (expense), including amortization of debt discount	(52,397)	(23,484)	(91,507)	(49,059)
Other non-cash cost of financing	(10,000)	--	(10,000)	(6,667)
Interest (expense) – related parties	(5,817)	(5,817)	(11,633)	(11,633)
Net income (loss)	$ 310,049	$ 608,617	$ (358,420)	$ 145,769

Basic and diluted income (loss) per share of common stock	$ 0.01	$ 0.01	$ (0.01)	$ 0.00
Basic weighted shares of common stock outstanding	124,632,714	105,231,168	123,217,879	104,517,627

The accompanying notes are an integral part of the unaudited financial statements.

Winning Edge International, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Six Months ended January 31,
	2007	2006
Cash flows - operating activities:
Net income (loss)	$ (358,420)	$ 145,769
Adjustments to reconcile net income (loss) to net cash (used in) operations:
Depreciation	24,239	24,603
Services and settlements paid with options	25,920	(179,200)
Services and settlements paid with common stock and warrants	30,000	58,333
Amortization of prepaid expense-related parties	---	6,667
Interest expense – issuance of common stock	--	--
Interest expense – amortization of debt discount	19,611	22,200
Decrease (increase) in:
Accounts receivable	(196,673)	94,459
Prepaid expenses	44,183	39,033
Other assets	109,091	97,317
Deposits	(172,708)	56,151
Deferred financing fees	2,583	5,167
Increase (decrease) in:
Deferred revenue	(218,444)	(612,000)
Accounts payable	(2,177)	92,800
Accounts Payable – related parties	27,651	(10,049)
Total adjustments	(306,724)	(304,519)
Total cash (used in) operating activities	(665,144)	(158,750)

Cash flows - investing activities:

Purchase of property and equipment	(28,195)	(15,676)
Total cash used in investing activities	(28,195)	(15,676)

Cash flows - financing activities:
Proceeds from issuance of notes payable	655,000	--
Proceeds from the exercise of warrants	100,000	--
Payments on long-term debt and lease obligations	(168,391)	(87,851)
Total cash (used in) provided by financing activities	586,609	(87,851)

Net (decrease) in cash	(106,730)	(262,277)
Cash - beginning of the periods	205,748	272,470
Cash – end of the periods	$99,018	$10,193

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

For the six months ended January 31, 2007 and 2006, the Company paid $0 for taxes and $72,546 for interest and $0 for taxes and $34,692 for interest, respectively. The Company issued stock and warrants in payment for professional services and settlement costs.

The accompanying notes are an integral part of the unaudited financial statement.

Winning Edge International, Inc. And Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 - Organization and Operations

     Winning Edge International, Inc. (the "Company") is headquartered in Las Vegas, Nevada.  The Company develops, produces and markets sports handicapping analysis and information.  It also develops and produces television, radio, and Internet programming for entertainment and for marketing its handicapping analysis and information products.

     The Company is engaged in a highly seasonal business, with the majority of sales related to football and basketball handicapping information with a smaller amount related to baseball handicapping.  Due to this seasonality, quarterly results may vary materially between the football, basketball, and baseball seasons, with sales higher in the first and the second quarter of the Company's fiscal year, and lower sales during the remainder of the year.  The Company also spends the majority of its advertising and promotional budgets during the first and second quarters with only minimal advertising and promotional expenditures during the remainder of the year.

     In addition to revenues from the sales of handicapping analysis, information, and advice, the Company also generates revenues from the sale of advertising on its television, radio, and Internet properties as well as from the lease of its databases of customers and potential customers.

NOTE 2 - Basis of Presentation

     The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles for complete financial statements.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary in order to make the interim financial statements not misleading have been included.  For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's annual report on Form 10 KSB for the year ended July 31, 2006. The results of the three and six month periods ended January 31, 2007 are not necessarily indicative of the results to be expected for the full year ending July 31, 2007.

Principles of Consolidation - The consolidated financial statements include the accounts of the Company and its subsidiary, Global Sports EDGE, as well as several inactive subsidiaries. All significant inter-company accounts and transactions have been eliminated in consolidation.

Earnings (Loss) Per Share - "Basic" earnings (loss) per share equals net income divided by weighted average common shares outstanding during the period.  "Diluted" earnings per common share equals net income divided by the sum of weighted average common shares outstanding during the period plus common stock equivalents, if dilutive.  For the six months ended January 31, 2007 and 2006, the number of common stock equivalents excluded from the calculation was 27,178,053 and 18,102,659, respectively, as they would be anti-dilutive.

Winning Edge International, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 - Basis of Presentation (continued)

Revenue Recognition -

     Handicapping Service Agreements - Service and advertising contracts vary in length from a single sporting event to entire seasons. Revenue from handicapping service agreements is recognized ratably as services are rendered, in proportion to the total services to be provided under the term of the agreements.  At January 31, 2007 the Company had received approximately $572,000 for handicapping services not rendered by that date; this amount is classified as a component of deferred revenues on the accompanying balance sheet and will be recorded as revenue in the quarter the services are provided.

     Settlement Income - During the six months ended January 31, 2006 the Company reached a settlement with a vendor related to previously provided services. Under the terms of this settlement agreement, amounts payable by the Company totaling $129,000 were forgiven and the Company received  services valued at $50,000. The Company recorded settlement income of $179,200 related to this matter.  At January 31, 2006, all of the services were used.  The vendor was not affiliated with the Company or any of its officers and directors.

     Advertising Agreements - Revenue from advertising agreements is recognized over the terms of the agreements based on individual broadcasting of the advertising in proportion to the total broadcasts during the terms of the agreements.  At January 31, 2007 the Company had received $195,000 in payments for advertising services not rendered by that date; this amount is classified as a component of deferred revenues on the accompanying balance sheet

     Operating Expenses - Handicapping fees and sales representatives' compensation and related expenses are charged to operations as incurred because the Company believes these costs have no future economic benefit.

     Convertible Debt - For the six month period ended January 31, 2007 the Company issued no new convertible debt.  The Company has a convertible debenture, originally in the amount of $600,000. The outstanding balance as of January 31, 2007, is approximately $250,000. The principal of the debt is to be repaid at the rate of $18,200 per month plus monthly interest. The note matures in October of 2007. At the discretion of the Company this note may be repaid in cash or through the issuance of common stock. Additionally, the Company has deposits with credit card processors and in a custodial account that are currently being pledged as security for this debt.  Amounts in these accounts which secure the long term portion of debt payments were recorded as long term deposits.

     Debt - At January 31, 2007, short-term term debt included $655,000 due in June of 2007. The Company has deposits with credit card processors and in a custodial account that are currently being pledged as security for this debt.

Winning Edge International, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 - Basis of Presentation (continued)

     Preferred Stock - The Company has 462,222 shares of preferred stock issued and outstanding at January 31, 2007.

     Common Stock - During the three month period ended January 31, 2007 the Company issued 1,500,000 shares of common stock which was valued at the quoted price on the date of issuance.  Of these shares, 1,000,000 were issued as payment for investor services and 500,000 shares were issued as part of a short term loan restructure.

     Options- During the three month period ended January 31, 2007 the company issued 1,500,000 shares of options with a strike price of $0.02 and a three year expiration date to the three outside directors of the company for serving on the Board of directors.

     Warrants - The Company did not issue any warrants during the three month period ended January 31, 2007.

NOTE 3 - Going Concern

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern and realization of assets and settlement of liabilities and commitments in the normal course of business.

     The Company has a working capital deficit of approximately $1,300,000 and an accumulated deficit of approximately $29,100,000 at January 31, 2007.  Historical operating losses, as well as uncertainty related to sources of financing, create substantial doubt about the Company's ability to continue as a going concern.  Management plans to generate sufficient cash to support operations by raising additional financing by selling shares of our common stock through private offerings to accredited investors. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 4 - Commitments

       Legal Matters - In the normal course of business, the Company is exposed to a number of asserted and unasserted potential claims.

        The Company owns a patent (U.S. Patent # 6,260,019 – Web-based Prediction Marketplace) that is a method and apparatus for facilitating electronic commerce between suppliers of predictions and consumers of predictions which it believes is being infringed by many of its competitors.  The Company has entered into a licensing and patent enforcement agreement with General Patent Corporation International (GPCI) to license and defend the Company’s patent. In August of 2006 the company, through GPCI, filed a lawsuit against certain companies and individuals to enforce violations of the patent infringement and to seek damages on the unauthorized use of the company’s proprietary technology.

Winning Edge International, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 5 - Tax Expense

     The Company has not accrued income tax expense for the periods ended January 31, 2007 at its statutory rates due to the utilization of net operating loss carry-forwards.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Winning Edge International, Inc.

We have audited the accompanying consolidated balance sheet of Winning Edge International, Inc. (formerly known as GWIN, Inc.) and subsidiaries as of July 31, 2006, and the related consolidated statements of operations, cash flows and stockholders' deficit for each of the two fiscal years in the period then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion the consolidated financial statements referred to above present fairly in all material respects, the consolidated financial position of Winning Edge International, Inc. and subsidiaries as of July 31, 2006, and the consolidated results of their operations and their cash flows for each of the two fiscal years in the period then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has experienced losses from operations, and has a working capital deficiency and accumulated deficit that raise substantial doubt about its ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note 3.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                 /s/ MOORE STEPHENS, P.C.

                                 Certified Public Accountants.

Cranford, New Jersey

October 4, 2006

                Winning Edge International, INC. AND SUBSIDIARIES

                         CONSOLIDATED BALANCE SHEET

                            July  31, 2006

ASSETS

Current assets:

     Cash                                                   $205,748

     Accounts receivable                                     147,931

     Prepaid Expense                                          92,600

    Deferred Financing Fee                                    10,334

    Deposits                                                 185,846

                                                           ---------

        Total Current Assets                                 642,459

                                                           ---------

Property & equipment (net)                                    32,888

Equipment held under capital leases (net)                      7,408

Deposits and other assets                                    146,878

Deferred Financial Fees                                        2,583

                                                           ---------

     Total assets                                         $  832,216

                                                           =========

LIABILITIES AND STOCKHOLDERS= DEFICIT

Current liabilities:

    Current portion of long-term debt,

      less unamortized discount of $ 30,964               $  305,913

    Notes payable B related parties                          173,815

     Deferred revenue                                        985,452

     Accounts payable                                        309,946

                                                           ---------

Total Current Liabilities                                  1,775,126

                                                           ---------

 Long term convertible debt,

   less unamortized discount of $18,062                      113,292

                                                           ---------

Total liabilities                                         $1,888,418

                                                           ---------

Stockholders' deficit:

Preferred stock - $0.0001 par value; 5,000,000

   shares authorized; 462,222 shares

   issued and outstanding                                        462

Common stock - $0.0001 par value; 750,000,000

   shares authorized; 118,396,450 issued and outstanding      11,840

Additional paid in capital                                27,638,131

Accumulated deficit                                      (28,706,635)

                                                           ---------

Total stockholders= deficit                               (1,056,202)

                                                           ---------

Total liabilities and stockholders= deficit              $   832,216

                                                           =========

The accompanying notes are an integral part of these consolidated financial statements.

                 CONSOLIDATED STATEMENTS OF OPERATIONS

                                                       Year ended

                                                         July 31

                                             --------------------------------

                                                  2006            2005

                                             --------------  ----------------

Net revenue B services                     $    4,785,207   $      4,893,162

Revenues B advertising                            815,716            609,698

                                             ------------    ---------------

     Total revenues                             5,600,923          5,502,860

                                             ------------    ---------------

Handicapping fees                                 129,839            171,185

Handicapping fees B related party                 325,443            387,987

Advertising expense                             1,373,865          1,450,517

Commissions                                     1,824,055          1,956,757

Salaries & wages                                1,241,510          1,113,132

Professional fees                                 128,988            131,282

General and administrative                      1,313,053          1,158,143

Depreciation expense                               48,766             61,636

                                             ------------    ---------------

     Total operating expense                    6,385,519          6,430,639

                                             ------------    ---------------

     Operating (loss)                            (784,596)          (927,779)

                                             ------------    ---------------

Settlement Income                                 179,200                 --

Interest (expense), including amortization

 of debt discount                                (110,483)          (348,031)

Other non-cash cost of financing                 (465,771)          (479,796)

Interest (expense) B related parties              (23,076)           (45,224)

                                             ------------    ---------------

   Net (loss) available to common shareholders (1,204,726)        (1,800,830)

                                             ============    ===============

Basic  and diluted (loss) per share of

 common stock                                    $  (0.01)          $  (0.02)

                                             ============    ===============

Basic weighted shares of common stock

 outstanding                                  105,807,610         92,153,638

                                             ============    ===============

The accompanying notes are an integral part of these consolidated financial statements.

Winning Edge International, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                           Year Ended

                                                            July  31,

                                                 ----------------------------

                                                      2006              2005

                                                 -------------  -------------

Cash flows - operating activities:

 Net (loss)                                    $   (1,204,726)  $  (1,800,830)

 Adjustments to reconcile net (loss) to net

   cash used in operations:

    Depreciation                                       48,766          61,637

    Services & settlements paid with common

      stock and warrants                              550,417         553,806

    Amortization of Prepaid Expense-Related parties     6,667          60,000

    Interest expense B issuance of common stock            --         312,866

    Interest expense B issuance of warrants             3,370              --

    Interest expense B amortization of debt discount   39,216         207,116

    Non-Cash Financing Fees                           123,104              --

    Decrease (increase) in:

        Accounts receivable                           132,518       (242,955)

        Prepaid expenses                              (53,567)      (297,879)

        Other assets                                  206,408        (31,109)

        Deposits                                       99,303              --

        Deferred Financing Fees                        10,333        (20,667)

    Increase (decrease) in:

        Deferred revenue                              (97,908)        647,809

        Accounts payable                               25,452        (19,242)

Accounts Payable B related parties                    153,714         (46,323)

                                                   ----------     -----------

 Total adjustments                                  1,138,689       1,185,059

                                                   ----------     -----------

Total cash provided by (used in) operating

 activities                                            43,067       (615,771)

                                                   ----------     -----------

Cash flows - investing activities:

 Purchase of fixed assets                              (9,110)       (18,829)

                                                   ----------     -----------

 Total cash (used in) investing activities             (9,110)       (18,829)

                                                   ----------     -----------   Cash flows - financing activities:

    Proceeds from issuance of notes payable            101,000        569,000

    Payments on long-term debt and lease obligations  (201,679)     (398,398)

    Proceeds from issuance of common stock                  --        297,000

Total cash (used in) provided by financing activities (100,679)       467,602

                                                   ----------     -----------  Net (decrease) in cash                                 (66,722)     (166,998)

Cash - beginning of period                             272,470        439,468

                                                   ----------     -----------

Cash B end of period                                  $205,748       $272,470

                                                   ===========   ============

The accompanying notes are an integral part of these consolidated financial statements.

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:For the twelve months ended July 31, 2006 and 2005, the Company paid $0 for taxes and $79,532 for interest and $0 for taxes and $257,282 for interest, respectively. The Company issued stock and warrants in payment for professional services and settlement costs. For the twelve months ended July 31, 2006 and 2005, the Company issued 14,603,381 shares of Common Stock and 5,157,700 shares of Common Stock, respectively, for services and settlement costs.  The Company also issued 275,050 shares as payment for a convertible debenture totaling $25,000 during the fiscal year ended July 31, 2006; there were no such issuances during the fiscal year ended July 31, 2005.During the twelve months ended July 31, 2006, the Company settled a claim against a vendor for a total of $179,200.  This settlement consisted of forgiven indebtedness of $129,200 and $50,000 of payments in kind which were used and recorded to expense. The Company also issued shares of Convertible Preferred Stock and warrants to Wayne Root for the forgiveness of $208,000 in salary and commissions. Additionally, the company entered into a three year capital lease for office equipment with payments of $317 per month; the principle portion of this lease, which totaled approximately $11,000, is non-cash in nature and excluded from the cash flow schedule.

The accompanying notes are an integral part of these consolidated financial statements.

              Winning Edge International, INC.  AND SUBSIDARIES

               CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

                  For the Years Ended July 31, 2005 AND 2006

                                  Series A

                                Convertible

                             Preferred Stock   Common Stock

                             ---------------  ---------------               Pre-Paid                Total

                             No. of          No. of            Paid-In      Expense    Accumulated Stockholders=

                            Shares  Amount  Shares     Amount  Capital      Related Party  Deficit  Deficit

                            ------ -------- ------     -------  --------    ------------  -------  ----------

Balance -

 July 31, 2004                  --  $   --  83,290,496 $  8,332  $24,730,867 ($66,667) ($25,701,078)($1,028,546)

                             ------  ------ ----------  -------  ----------- --------   ------------ ----------

Issuance of Stock to

 retire Debentures              --      --  11,348,207    1,134    1,040,732      --            --    1,401,866

Issuance of Stock  for services --      --   5,157,700      515      378,092      --            --      378,607

Issuance of Stock for Cash      --      --   3,991,666      399      296,601      --            B-      297,000

Interest Expense from

  Issuance of debenture         --      --          --       --      292,864      --            --      292,864

Amortization of Pre-paid        --      --          --       --           --  60,000            B-       60,000

Net (loss) for the twelve

 months ended July 31, 2005     --      --          --       --           --      --     (1,800,830) (1,800,830)

                             ------  ------ ----------  -------  ----------- --------   ------------ ----------

Balance B July  31, 2005        --  $   -- 103,788,069  $10,380  $26,739,156 ($6,667)  ($27,501,908)  ($759,039)

                             ------  ------ ----------  -------  ----------- --------   ------------ ----------

Issuance of Stock to

 retire Debentures              B-      --     250,050       25       29,981      --             --      30,006

Issuance of Stock  for services --      --  14,358,331     1435      548,982      --             --     550,417

Issuance of Preferred

 stock for Service         462,222     462          B-       --      207,538      --             B-     208,000

Interest Expense from

 Issuance of warrants           --      --          --       --        3,370      --             --       3,370

Amortization of Pre-paid        B-      --          --       --          --    6,667             --       6,667

Issuance of Warrants            --      --          --       --     109,104       --             --     109,104

Net (loss) for the twelve

 months ended July 31, 2006     --      --          --       --          --       --     (1,204,726) (1,204,726)

                             ------  ------ ----------  -------  ----------- --------   ------------ ----------

Balance B July  31, 2006   462,222    $462 118,396,450   $11,84  $27,638,131      --   ($28,706,635)($1,056,202)

                           ======== ====== =========== ======== ============ ======== ============== ===========

The accompanying notes are an integral part of these consolidated financial statements.

              WINNING EDGE INTERNATIONAL, INC. AND SUBSIDIARIES

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[1] ORGANIZATION AND CHANGES IN CONTROL OF COMPANY

Winning Edge International, Inc. and subsidiaries (the "Company") provides professional handicapping advice on professional football games played by the National Football League ("NFL"), professional basketball games played by the National Basketball Association ("NBA"), and college football and basketball games, major-league baseball, hockey, NASCAR, and golf.  It advertises such services through the production of branded television, radio, and web-based programming related to sports and gaming.  Substantially all activities of the Company are performed through its wholly-owned subsidiary, Global SportsEDGE, Inc. ("Edge").

The Company is engaged in a highly seasonal business, with the majority of sales related to football and basketball handicapping.  Due to this seasonality, quarterly results may vary materially between the football and basketball seasons [concentrated in the first and second fiscal quarters] and the remainder of the year [the third and fourth fiscal quarters].

[2] SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION -

The consolidated financial statements include the accounts of the Company and its subsidiary, Global SportsEDGE, as well as several inactive subsidiaries.  All significant inter-company accounts and transactions have been eliminated in consolidation.

REVENUE RECOGNITION -

Our service contracts with clients vary substantially in length from a single sporting event to entire seasons.  We recognize the revenue from service contracts ratably, as the services are rendered in proportion to the total services to be provided under the contracts.  It is important to note that while revenue from service contracts is deferred and recognized as the service is delivered, the bulk of the costs associated with generating that revenue including advertising, commissions, and handicapping fees are expensed in the quarter that the service contract is generated. On July 31, 2006, the Company had received $265,668 in payment for handicapping services not rendered by that date.  This amount is recorded as a current liability.

Revenue from advertising agreements is recognized ratably over the period of the agreements. As of July 31, 2006 deferred revenue from advertising agreements was $719,784. This amount is recorded as a current liability.

OPERATING COSTS AND EXPENSES -

Handicappers' fees and sales representatives' compensation and related expenses are charged to operations as incurred.

USE OF ESTIMATES -

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS -

The Company considers all highly liquid investments, with a maturity of three months or less when purchased, to be cash equivalents. At July 31, 2006, the Company did not have any cash equivalents. Cash is deposited in federally insured bank accounts.

PROPERTY AND EQUIPMENT AND DEPRECIATION -

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from 3 to 5 years.

Routine maintenance and repair costs are charged to expense as incurred and renewals and improvements that extend the useful life of the assets are capitalized.  Upon sale or retirement, the cost and related accumulated depreciation are eliminated from the respective accounts and any resulting gain or loss is reported as income or expense.

BASIC AND DILUTED LOSS PER COMMON SHARE -

The Company has adopted Statement of Financing Accounting Standards ("SFAS") No. 128, "Earnings Per Share."  Under SFAS 128, loss per common share is computed by dividing net loss available to common stockholders by the weighted-average number of common shares outstanding during the period.  In the Company's present position diluted loss per share is the same as basic loss per share. Securities that could potentially dilute earnings per share in the future include the issuance of common stock in settlement of notes payable and the exercise of stock options and warrants. For the year ended July 31, 2006 and the year ended July 31, 2005 the number of common stock equivalents excluded from the calculation, because they were anti-dilutive, was 30,678,053 and 20,511,393, respectively.

STOCK OPTIONS AND SIMILAR EQUITY INSTRUMENTS -

The Company has adopted Statement of Financial Accounting Standards No. 123 (revised 2004), AShare-Based Payment,@ (AFAS 123(R)@) which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors; including employee stock options based on estimated fair values.  FAS 123(R) supersedes the Company=s previous accounting under Accounting Principles Board Opinion No. 25, AAccounting for Stock Issued to Employees@ (AAPB 25@) for periods beginning in fiscal 2006. In March 2005, the SEC issued Staff Accounting Bulletin No. 107 (ASAB 107@) relating to FAS 123(R). The Company has applied the provisions of SAB 107 in its adoption of FAS 123(R).

BENEFICIAL CONVERSION FEATURES -

The Company has sold certain convertible debentures with beneficial conversion features [See Note 9] representing imputed discounts. The value of such features is recorded by the Company as interest expense of $175,199 and $89,848, for the years ended July 31, 2006 and 2005, respectively.

ADVERTISING EXPENSES -

The Company expenses advertising costs as incurred. Advertising expenses consist primarily of costs related to the production and distribution of our television and radio programming.  Total advertising costs for the years ended July 31, 2006 and 2005 amounted to $1,373,865 and $1,450,517, respectively.

INCOME TAXES -

Pursuant to SFAS No. 109, "Accounting for Income Taxes," income tax expense [or benefit] for the year is the sum of deferred tax expense [or benefit] and income taxes currently payable [or refundable]. Deferred tax expense [or benefit] is the change during the year in a company's deferred tax liabilities and assets. Deferred tax liabilities and assets are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

[3] GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate the continuation of the Company as a going concern and realization of assets and settlement of liabilities and commitments in the normal course of business. For the year ended July 31, 2006, the Company has a loss from operations of approximately $785,000, a working capital deficiency of approximately $1,133,000 and an accumulated deficit of approximately $28,707,000.  These conditions raise substantial doubt about the Company's ability to continue as a going concern. Consistent with its original business plan, management plans to secure additional financing through loans and or equity issuances.  The Company plans to continue revenue growth and cost containment with the goal of profitability.  Management believes that it has the ability to raise additional capital through private lenders and/or equity placements and/or debentures to meet cash flow shortfalls and has raised $655,000 in financing from a private investor (Note 15).  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

[4] CONCENTRATIONS OF CREDIT RISKS

The Company places its cash with high credit quality institutions to limit its credit exposure.  At July 31, 2006 the Company had approximately $130,000 in a financial institution that is subject to normal credit risk beyond insured amounts.  The Company routinely assesses the credit worthiness of its customers before a sale takes place and believes its credit risk exposure is limited. The majority of customers pay upfront for services eliminating the majority of credit risk exposure.

(5) PROPERTY AND EQUIPMENT

The following details the composition of property and equipment:

                                                 Accumulated

At July 31, 2006           Cost                 Depreciation                Net

                        ------------         -------------------        -----------

Television Studio Set     $157,727              $157,727                  $     0

Office Equipment & Other   420,305               387,417                   32,888

                      ------------           -------------------        -----------

TOTALS                    $578,032              $545,144                   $32,888

                           =======            ============                  ======

Depreciation expense, excluding assets under capital lease obligations, for the years ended July 31, 2006 and July 31, 2005 amounted to $44,326 and $55,654, respectively.

(6) DEPOSITS AND OTHER ASSETS

Deposits and other assets comprised the following:

                                                  July 31

                                                   2006

Deposits with credit card processors             $285,779

Deposit in custodial accounts                      27,340

Real estate deposit                                18,105

Deposits with telephone service                     1,500

                                                 --------

Total                                            $332,724

Less current portion                             (185,846)

                                                 ---------

Total deposits & other assets                     146,878

                                                   ======

(7) LONG-TERM DEBT

Long-term debt is as follows:

                                                  July 31, 2006

                                                  -------------

Convertible note (13%)                               $345,452

Convertible note (18%)                                115,000

Capital lease B current                                 3,486

Capital lease B long term                               4,082

                                                      -------

      Total                                           468,020

Less amounts reflected as current liabilities        (305,913)

Less current portion of debt discount                 (30,964)

                                                      -------

                                                      131,353

Less B unamortized debt discount                      (18,062)

                                                      -------

TOTAL LONG-TERM DEBT                                 $113,292

                                                      =======

Following is a summary of property held under capital leases:

                                                 Accumulated

                          Cost                   Depreciation         Net

                         --------               ---------------    ---------

At July 31, 2006

Office Fixtures and

 Equipment               $347,572                $340,164          $7,408

Depreciation of assets under capital leases charged to expense for the years ended July 31, 2006 and July 31, 2005 was $4,440 and $5,983 respectively.

Minimum future lease payments under capital leases are included as a component of long-term debt .  Payments for each of the next three fiscal years and in the aggregate are:

2007                                                   $3,695

2008                                                    4,082

Thereafter                                                0

                                                      --------

Total Minimum Lease Payments                           $7,777

Less:  Amount Representing Interest                      (209)

                                                      --------

                                                       $7,568

Present Value of Net Minimum Lease Payments            $7,568

Less:  Current Portion                                 (3,486)

                                                      --------

LONG-TERM PORTION                                      $4,082

                                                      ========

Long-term debt at July 31, 2006 matures as follows:

          2007                             336,877

          2008                             131,354

                                          --------

        TOTAL                             $468,231

                                          ========

Debt

The 13% Convertible Note (in the original principal balance amount of $600,000) is partially secured by a security interest in certain deposits with the credit card processors of the Company (Note 6).  As these deposits are released by the credit card processors they are sent to a custodial account controlled by this lender; the Company only has access to such funds with the permission of the lender.

The scheduled short term monthly principal payment due to the lender is $18,181 for 10 months. The scheduled long term portion of $127,272 is due to the lender in the following 10 months. At the discretion of the Company, this note can be repaid by cash or by the issuance of common stock.

The company has $115,000 original principal balance unsecured note to a private investor due 9/30/06. The company negotiated an extension of the note to 11/30/06.

[8] RELATED PARTY NOTES AND ACCOUNTS PAYABLE

Related party notes and accounts payable are as follows:

                                                         July 31, 2006

                                                         -------------

Unsecured standby credit facility

 (16%), at July 31, 2006                                   $144,622

                                                           --------

Total notes                                                $144,622

                                                           --------

Accrued interest on unsecured standby credit facility        29,193

                                                           --------

TOTAL NOTES AND ACCOUNTS PAYABLE - RELATED PARTIES         $173,815

                                                           ========

The $144,622 principal and $29,193 in interest are due on demand to Newmarket Investments, Plc, an entity which is associated with a former director of the Company.

[9] STOCKHOLDERS' DEFICIT

During the years ended July 31, 2005 and 2006 the following securities activity occurred:

COMMON STOCK AND WARRANTS B

During the year ended July 31, 2005, we issued 20,497,573 shares of common stock.  Included in this amount are 11,348,207 shares which were issued to redeem debt.  We issued 3,000,000 shares of common stock pursuant to employment agreements and 2,157,700 shares as payment for services rendered.  We also issued 3,991,666 shares in exchange for cash received in an equity funding transactions. We also issued warrants to purchase 2,666,667 shares of common stock in connection with the sale of a convertible term loan in the amount of $600,000.  The value of these warrants was estimated using the Black-Scholes-Merton valuation model, and the valuation was computed as being $117,665.  This amount was recorded as a discount on the debt and as a component of the interest expense on the issuance of the debenture.

During the year ended July 31, 2006, we issued 14,603,381 shares of common stock. Included in this debt are 2,333,331 shares issued in connection with employment agreements with key officers, 250,050 to redeem debt, 12,000,000 shares for payment of services rendered. We also issued 10,000,000 shares of warrants in connection with a services rendered contract.  The value of these warrants was estimated using the Black-Scholes-Merton valuation model, and the valuation was computed as being $109,104.  This amount was expensed off as a component of non-cash financing fees.

OPTIONS B At July 31, 2006 the company had no options outstanding, at July 31, 2005 the company had 1,810,000 options outstanding as part of a 3,000,000 share authorized employee stock option plan.

PREFERRED STOCK - The Company is authorized to issue up to 5,000,000 shares of blank-check preferred stock under its certificate of incorporation, and at July 31, 2006 we designated and issued 462,222 series AA@ preferred shares to redeem debt.  These preferred shares can be converted on demand for 4,622,222 shares of common stock within a three year period.  They also have preferential voting rights of 250 votes per each series A preferred stock as compared to one vote per share for common stock; there are no other preferences related to these shares.

CONVERTIBLE DEBENTURES - During the fiscal year ended July, 31 2006 the Company converted convertible debentures of $25,500 for 275,050 shares.

At July 31, 2006 the Company had a total of 9,969,900 shares underlying its outstanding convertible debentures.

OPTIONS AND WARRANTS AT JULY 31, 2006

     STOCK OPTIONS                                 Weighted-Average

                                         Shares    Exercise Price

                                        ---------  ----------------

Outstanding at July 31, 2004            3,484,987       $1.41

Granted                                         0           0

Exercised                                       0           0

Canceled                                1,674,987           0

                                        ---------       -----

Outstanding at July 31, 2005            1,810,000       $ .40

Granted                                         0           0

Exercised                                       0           0

Canceled                                1,810,000           0

                                        ---------       -----

OUTSTANDING AT JULY 31, 2006                    0       $ .00

                                        =========       =====

EXERCISABLE AT JULY 31, 2006                    0       $ .00

                                        =========       =====

The following table summarizes information about stock options at July 31, 2006:

           Weighted-Average Outstanding and Exercisable Stock Options

                     Remaining      Weighted-Average

Exercise Prices        Shares       Contractual Life     Exercise Price

---------------      ---------      ----------------     --------------

$0.01 - $.50               0            none              $0.00

The Black-Scholes-Merton option valuation model was developed for use in estimating the fair value of options. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility.

     WARRANTS                                       Weighted-Average

                                         Shares     Exercise Price

                                        ----------  ----------------

                                        ----------      -----

Outstanding at July 31, 2004             9,362,747      $ .53

Granted                                  2,137,778        .10

Exercised                               (0)       .00

Canceled                                (2,930,858)       .71

                                        ----------      -----

Outstanding at July 31, 2005            8,569,667         .28

Granted                                10,000,000         .02

Exercised                              (0)        .00

Canceled                               (2,483,734)        .36

OUTSTANDING AT JULY 31,2006            16,085,933      $  .08

                                        ----------      -----

EXERCISABLE AT JULY 31,2006            16,085,933      $  .08

                                        ----------      -----

The following table summarizes information about warrants at July 31, 2005:

             Weighted-Average Outstanding and Exercisable Warrants

                       Remaining      Weighted-Average   Weighted-Average

Exercise Prices        Warrants       Contractual Life    Exercise Price

---------------        ---------      ----------------   ----------------

$0.02 - $ .53          16,085,933           3 years             $0.08

The Black-Scholes-Merton option valuation model was developed for use in estimating the fair value of warrants. In addition, warrant valuation models require the input of highly subjective assumptions including the expected stock price volatility.

At July 31, 2006 the Company had a total of 9,969,900 shares underlying its convertible debentures and these shares are included in the fully diluted shares outstanding of  149,027,898.

PRO FORMA DISCLOSURE OF THE COMPENSATION COST FOR STOCK OPTION PLANS

The Company adopted FAS 123(R) using the modified prospective transition method, which requires the application of the accounting standard as of August 1, 2005, the first day of the Company=s fiscal year 2006. The Company=s Consolidated Financial Statements as of and for the fiscal year ended July 31, 2006 reflects the impact of FAS 123(R). In accordance with the modified prospective transition method, the Company=s Consolidated Financial Statements for prior periods have not been restated to reflect, and do not include, the impact of FAS 123(R).

No employee stock options were granted in the fiscal years ended July 31, 2006 or 2005 and no previously issued options vested during these periods.

[10] PROVISION FOR INCOME TAXES

At July 31, 2006, the Company had generated tax operating losses (assuming all operating loss carry-forwards will be available) that total approximately $15,800,000. Such loss carry-forwards will expire at various dates through 2026.  At July 31, 2006, based on the amount of operating loss carry-forwards, the Company would have had a deferred tax asset of approximately $6,700,000.  Because of the uncertainty that the Company will generate income in the future sufficient to fully or partially utilize these carry-forwards, a valuation allowance of $6,700,000 has been established.  This allowance includes an increase of $700,000 related to operations during the year ended July 31, 2006. Accordingly, no net deferred tax asset is reflected in these financial statements.

The Company has issued equity securities at various times since inception.  A change in ownership, as defined by Section 382 of the Internal Revenue Code, caused by such issuances of equity would limit the availability of these losses to offset future taxable income, if any.  Management believes that there has been no such change of ownership and that all generated tax operating losses remain available to offset future taxable income, if any.

As part of a previous acquisition, the Company acquired net operating losses of approximately $10,640,000.  Pursuant to Section 382 of the Internal Revenue Code, utilization of these losses will be limited to approximately $240,000 subject to a maximum annual utilization of approximately $15,000 per year through 2021. At July 31, 2006, the Company would have a deferred tax asset of approximately $82,000 from these acquired losses.

Because of the uncertainty that the Company would generate income in the future sufficient to fully or partially utilize these carry-forwards, a valuation allowance of approximately $82,000 has been established.  This allowance includes a decrease of approximately $5,000 related to the expiration of acquired operating losses. Accordingly, no net deferred tax asset is reflected in these financial statements.

[11] NEW AUTHORITATIVE ACCOUNTING PRONOUNCEMENTS

The Company does not anticipate the adoption of recently issued accounting pronouncements to have a significant effect on the Company's results of operations, financial position or cash flows.

[12] COMMITMENTS AND CONTINGENCIES

CAPITAL LEASES -

Minimum future lease payments under capital leases are included as a component of long-term debt (see Note 7).

OPERATING LEASES B At July 31, 2006, the Company has one operating lease for office space that expires in January 2007.  The lease grants an option for renewal for an additional three (3) years, which the company has exercised.  The lease has a monthly payment obligation of $13,494 increasing annually, based on the CPI.

Approximate minimum future rental payments under non-cancelable operating leases having remaining terms in excess of one year as of July 31, 2006 are as follows:

     Year ending                                   Operating

      July 31,                                       Leases

     --------------                                ------------

       2007                                           163,858

       2008                                           168,716

     Thereafter                                           -0-

                                                  -------------

Total                                                $332,574

                                                     ========

Rent expense for the years ended July 31, 2006 and July 31, 200 was $151,961 and $143,254, respectively, and was charged to operations.

[13] LEGAL MATTERS

   The Company owns a patent (U.S. Patent # 6,260,019 B Web-based Prediction Marketplace) that is a method and apparatus for facilitating electronic commerce between suppliers of predictions and consumers of predictions which it believes is being infringed by many of its competitors.  The Company has entered into a licensing and patent enforcement agreement with General Patent Corporation International (GPCI) to license and defend the Company=s patent. In August of 2006 the company, through GPCI, filed a lawsuit against certain companies and individuals to enforce violations of the patent infringement and to seek damages on the unauthorized use of the company=s proprietary technology.

     In the normal course of business, the Company is exposed to a number of asserted and unasserted potential claims.

[14] FAIR VALUE OF FINANCIAL INSTRUMENTS

SFAS No. 107, "Disclosure About Fair Value of Financial Instruments," requires disclosing fair value, to the extent practicable, for financial instruments which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

In assessing the fair value of these financial instruments, the Company used a variety of methods and assumptions, which were based on estimates of market conditions and risks existing at that time. For certain instruments, including cash and cash equivalents, related party and trade and notes payable, it was assumed that the carrying amount approximated fair value for the majority of these instruments because of their short maturities.

The fair value of long-term debt is based upon current rates at which the Company could borrow funds with similar remaining maturities. It was assumed that the carrying amount approximated fair value for these instruments.

[15] SUBSEQUENT EVENT

 In September of 2006 the Company entered into a $655,000 short term loan with a private investor. The note has an 18% interest rate and a maturity date of June 30, 2007.  As collateral, the Company made a general pledge agreement, giving a security interest in the assets of the Company including a specific credit card reserve account. Additionally, the Company pledged 502,000,000 shares of Common Stock in the event of default.  CEO Wayne Root also pledged his 462,222 Preferred Shares in the event of default.